                                 Exhibit No. 99
                                 --------------


               Report on Loss Reserving Practices, dated June 2002

                                                    REPORT  ON
[PHOTO]                                             LOSS RESERVING PRACTICES







                                             [PHOTO]


                                                    THE
[PHOTO]                                                PROGRESSIVE
                                                CORPORATION

                                                     JUNE 2002





[PHOTO]

------------------------------------------------------     PREFACE    ---------


Progressive's report on loss reserving practices describes how we establish and evaluate reserves for policy related claims activity. Our report should help Progressive's investors, employees, and interested parties understand how loss reserves affect our financial results. Specifically, this report seeks to:

- Explain the importance of loss reserves and the effect loss reserves have on our operating results, our balance sheet and our pricing.
- Explain how loss reserve estimates can change over time and how these changes affect earnings.
- Provide an overview of the loss reserve methodologies and processes used by Progressive to determine reserve balances for varied types of risks.
- Discuss reserving methodologies and changes we made in 2001 to improve reserve accuracy.
- Provide a case study, complete with results, to allow readers to test their comprehension of this material after reading this report.

The 2002 report improves upon last year's report in several ways:

- We've improved and expanded our section on prior year loss development by providing multiple ways to look at loss development and how prior year development can and will influence current year results.

- Included is a section outlining a few questions actuaries may ask themselves when selecting an ultimate reserve.

- Process changes made during 2001 to improve the accuracy of our reserve estimates are discussed.

We feel this report provides a fairly comprehensive explanation of how we look at reserves, will provide insight into why reserve balances change and may lessen the frequency of questions that we are asked to address.

Terms used herein are defined in the section entitled "Terms and Definitions" at the end of this report.


As always, we welcome feedback, comments and questions. Contact Sara Stehlik, The Progressive Corporation, 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 or e-mail sara_stehlik@progressive.com.











  Copyright(C)2002 Progressive Casualty Insurance Company. All rights reserved.

------------------------------------------------------ TABLE OF CONTENTS ------



      SECTION I: ABOUT PROGRESSIVE
             Our Business .................................................   1
             2001 Highlights ..............................................   1
             Our Financial Policies and Objectives ........................   1
             Pricing and Loss Reserving ...................................   2
      SECTION II: ABOUT RESERVES
             Loss Reserving: Definition and Stated Goals ..................   4
             Reserve Development ..........................................   4
             Development Patterns .........................................   9
             Accident vs. Calendar Year Loss Ratio ........................   9
             Trend ........................................................  10
      SECTION III: TYPES OF RESERVES
             Case .........................................................  12
             Incurred But Not Recorded (IBNR) .............................  12
             Loss Adjustment Expense (LAE) ................................  13
             Involuntary Market Operating Loss Reserves ...................  13
             Salvage and Subrogation ......................................  14
      SECTION IV: ESTIMATING LOSS RESERVES
             Segments .....................................................  16
             Methods ......................................................  16
             Triangle .....................................................  18
             Decomposition Report .........................................  20
             Selecting the Ultimate Reserve ...............................  21
      SECTION V: PROCESS CHANGES INTRODUCED IN 2001
             Uninsured Motorist Bodily Injury (UMBI) ......................  22
             Flood, Hail and Wind .........................................  22
             Commercial Vehicle ...........................................  22
      SECTION VI: CASE STUDY - LOSS RESERVES ..............................  23
      SECTION VII: CASE STUDY - LOSS ADJUSTMENT EXPENSE ...................  37
      TERMS AND DEFINITIONS ...............................................  44
      APPENDIX A ..........................................................  49

                SECTION I:
----------  ABOUT PROGRESSIVE  ------------------------------------------------

OUR BUSINESS

Since the Progressive insurance organization began business in 1937, we have been innovators growing into new markets and pioneering new ways to meet consumers needs. In 1956, Progressive Casualty Insurance Company was founded to be among the first specialty underwriters of nonstandard auto insurance. Today, The Progressive group of companies (collectively referred to as "Progressive" or "The Company") provide drivers throughout the United States with competitive rates and 24-hour, in-person and online services, through 73 subsidiary companies and two affiliates of the Progressive Corporation.

We aspire to be recognized as the preeminent consumer franchise in auto insurance and other specialty property-casualty insurance throughout the United States. The Company's personal lines consists predominately of insurance for automobiles, motorcycles, recreational vehicles and travel trailers. Business is either generated by the Company's network of more than 30,000 independent agents or is written directly by the Company via the telephone (1-800-PROGRESSIVE) or via the Internet (progressive.com).

2001 BUSINESS HIGHLIGHTS

2001 marked our return to profitability. The GAAP Combined Ratio (CR) was 95.2% in 2001, meeting our financial goals, compared to 104.4% in 2000. During 2001, the Company's loss ratios improved reflecting both the Company's intense focus on pricing as well as favorable loss reserve development. During the year, we saw signs of moderating severity trend and experienced $99.0 million, or 1.4% of earned premium, favorable loss reserve development compared to ($75.8) million, or -1.2% of earned premium, adverse development in 2000. We also executed 81 rate revisions in 2001 responding to changes in both severity and frequency trends.

While our growth in policies in force was less than we would have liked, we ended 2001 with an underwriting profit of 4.8%. By the end of the year, we reported stronger growth rates and were prepared to manage profitable growth in 2002. Expense management also remains critical. Our Expense Ratio of 21.7% remained generally flat over the prior year and we continue to focus on keeping our expenses low. We constantly push ourselves to identify and implement processing and electronic advancements making it easier and more efficient for our agents and customers to do business with us.

OUR FINANCIAL OBJECTIVES

We believe that Progressive will be a more successful company if we establish and measure ourselves against goals that are internally consistent, understandable and capable of driving behavior. Transparency about our goals and performance is a critical part of our corporate culture which we believe attracts better investors and increases valuation.


Our financial goals are to write business at a 96 combined ratio, grow as fast as possible while still maintaining our profitability and customer service standards and earn an after-tax return on equity over a five year period that is at least 15 percentage points greater than the rate of inflation (as measured by the Consumer Price Index).

Through Enterprise Risk Management initiatives, we have identified and manage three separate risk categories that we believe could impair our Company's ability to grow profitably. Those major risk categories include:

1. Underwriting Risk: Failure to grow earned premium and earn a GAAP 96 Combined Ratio;
2. Investment Risk: Failure to maintain a liquid diversified investment portfolio.
3. Financing Risk: Failure to maintain flexibility and earn the cost of equity capital.

We believe that the best way to maximize shareholder value is consistently to achieve our financial objectives by actively managing identifiable risks. The loss reserving function, a component of Underwriting Risk, plays an important role in our ability routinely to deliver underwriting profitability, since accurate reserving contributes not only to our ability to price risks accurately, but also contributes to reducing variability in the earnings that we report. Two important statements produced by our accountants are (1) the balance sheet documenting the Company's financial position and (2) the income statement documenting the performance of the Company over a specific period of time. Both statements rely heavily on the Actuary's ability accurately to estimate reserve liabilities. Since loss and loss adjustment expense reserves represent over 40% of our total liability balance it is important that our reserves are as precise as possible.


It is also important to note that loss reserves can only be established for events that have already occurred. P&C companies cannot establish a reserve for a hurricane, hail, flood or any other catastrophic event that "may" occur later in the year. With Progressive adopting monthly external reporting of operating results, analysts, shareholders, and employees should expect the Company to experience substantial fluctuations in monthly results when catastrophic events happen because we cannot "slowly build" reserve liabilities for anticipated future events.

PRICING AND LOSS RESERVING

The goal of pricing or "setting rates" is to determine the premium rates that are adequate to achieve our profitability goals without being excessive, inadequate or unfairly discriminatory to our customers. Premium rates are made up of three components:

(1) The amount of premium needed to cover losses and loss adjustment expenses
(2) The amount of premium needed to cover organizational expenses which allow us to provide insurance coverage and service our customers
(3) The amount of premium needed to realize our underwriting profit goal

Our underwriting profit goal is 4 percent of all premium we earn or a 96% combined ratio. Ultimate losses and loss adjustment expenses represent the largest expense component of the combined ratio. If these estimates are inaccurate, insurance rates could be too high, which restricts growth, or too low, which impacts profitability.

We segregate the duties of the pricing analysts and loss reserving analysts to review independently expected losses and expected loss adjustment expenses. If these estimates generate materially different values, assumptions are reviewed and revised. Sensitivity analysis and credibility ratings are considered to develop a single projected amount for losses and loss adjustment expenses. Both groups must consider changes in trends which impact car prices, medical costs and litigation expenses. Standard actuarial techniques are used to project losses and to evaluate trend.

The Product Management Group (Pricers, Product Managers and General Managers) use a cost-plus strategy, beginning with the projected ultimate loss and loss adjustment expense amount. Future organizational expenses are then forecasted. Future premium rates are the sum of an estimate of future ultimate losses and loss adjustment expenses added to forecasted organizational expenses and a 4 percent profit load. The comparison of future premium rates to current rates indicates the rate change required. Pricers, and ultimately Product and General Managers, are responsible for detailed rate level analysis and investigating frequency and severity of losses to determine areas where rate adjustments are necessary. The Product Management Group is also involved in the review of underwriting rules which determine premium rates. Lastly, this Group is required to work with each State's Department of Insurance to ensure our business practices align and are compliant with the state laws.

Immediately following is a chart illustrating expense components expressed as a percent of earned premium. Loss and loss adjustment expenses represent approximately 74% of every premium dollar earned and underwriting expenses represent approximately 22%, leaving us with a 4% underwriting profit.



                                    [GRAPH]

                               EXPENSE COMPONENTS

                        Percent of
                      Earned Premium

Losses                   (61%)
LAE                      (13%)
Underwriting Exp.        (22%)
Underwriting Profit       (4%)

              SECTION II:
----------- ABOUT RESERVES ----------------------------------------------------

LOSS RESERVING: DEFINITION AND STATED GOALS

Loss and LAE reserves represent our best estimate of Progressive's ultimate liability for losses and loss adjustment expenses that occurred prior to the end of any given accounting period but have not yet been paid by the Company. These estimates will be influenced by many variables that are difficult to quantify, such as price inflation on automobile repair costs and medical costs which will influence the final amount of the claims settlement. That, coupled with changes to internal claims practices, changes in the legal environment and changes in state regulatory requirements, makes reserve setting as much an art as a science.

Loss and LAE reserves include:

1.  Case reserves that are assigned to a specific claim
2. IBNR reserves for claims that have occurred but have not been recorded (Incurred But Not Recorded)
3. LAE reserves to cover the costs the company incurs to settle claims, other than loss payments (Loss Adjustment Expense)
4. Involuntary Market Operating Loss Reserves for the expected operating losses from state assigned risk plans for private passenger and commercial auto insurance.

RESERVE DEVELOPMENT

Our goal is to ensure total reserves are adequate to cover all loss costs, while sustaining minimal variation from the time reserves are initially established until losses are fully developed. Exhibit 1 illustrates our performance against this goal.


             EXHIBIT 1

             ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSES (LAE) DEVELOPMENT
             (NOT COVERED BY REPORT OF INDEPENDENT ACCOUNTANTS)


             FOR THE YEARS ENDED
             DECEMBER 31,      1991    1992    1993       1994      1995       1996      1997     1998       1999   2000   2001
------------
Original     Loss and LAE
estimated    Reserves
liability-----------------
from claims
on business
written
and earned
during
that year.                    $861.5  $956.4  $1,012.4  $1,098.7  $1,314.4   $1,532.9  $1,867.5  $1,945.8 $2,200.2 $2,785.3 $3,069.7
------------

------------
Re-estimated
reserve
estimates
reveals
accuracy of
original-----
estimation. Re-estimated
------------reserves as of:
            One year later     810.0   857.9     869.9   1,042.1   1,208.6   1,429.6    1,683.3   1,916.0  2,276.0  2,686.3
            Two years later    771.9   765.5     837.8     991.7   1,149.5   1,364.5    1,668.5   1,910.6  2,285.4
            Three years later  718.7   737.4     811.3     961.2   1,118.6   1,432.3    1,673.1   1,917.3
            Four years later   700.1   725.2     794.6     940.6   1,137.7   1,451.0    1,669.2
            Five years later   695.1   717.3     782.9     945.5   1,153.3   1,445.1
            Six years later    692.6   711.1     780.1     952.7   1,150.1
            Seven years later  688.2   709.2     788.6     952.6
            Eight years later  687.9   714.6     787.5
            Nine years later   690.3   713.3
            Ten years later    691.1

Additions
to or       Cumulative
releases    development:
of original conservative/
reserve.----(deficient)
Additions                     $170.4  $243.1    $224.9   $146.1    $164.3      $87.8    $198.3      $28.5   ($85.2) $99.0
are shown as
negative.   Percentage          19.8%   25.4%     22.2%    13.3%     12.5%       5.7%     10.6%       1.5%    -3.9%   3.6%
            --------------
            Percent
            overstated/
            understated
            when compared to
            original estimate
            ----------------

For accident years 1999 and prior, loss reserves as estimated at 12/31/99, were deficient (will cost us more than originally estimated) by $85.2 million based on the information we had through 12/31/2001. We initially established reserves for 2000 and prior accident years as of 12/31/2000 at $2,785.3 million. By the end of 2001 we estimated the same claims during that accident year will now cost the Company $2,686.3 million, somewhat less, or a favorable development of $99 million.

Unlike manufacturers, insurers do not have the advantage of being able to account accurately for the cost of goods sold prior to the sale of the product. Insurance is a promise or commitment to cover the cost of future claims that may or may not occur. We are required to forecast how much claims will ultimately cost us and establish or set a reserve liability for claims that have happened until we ultimately release payment to the claimant and close the claim.

During any given accident year, we will review the reserves that were originally estimated and determine if they are developing consistently with our original predictions. Often, the amount we ultimately need to cover outstanding claims during an accident year will differ from the estimate made at the time we originally established the reserve. This is called reserve development.

Reserve development will have an effect on calendar year financial results. In exhibit 2, we show how. We refer to this exhibit as the "if we knew then what we know now" exhibit since it shows the contribution of prior year reserve development on the current earnings per share. In other words, if a company under-reserves, it will report a higher income level. Conversely, if a company over-reserves, it will report a lower income level.


EXHIBIT 2

                                    [GRAPH]

          CONTRIBUTION OF PRIOR YEARS DEVELOPMENT ON EARNINGS PER SHARE


                               1994       1995       1996       1997        1998       1999       2000
        Reported EPS           $1.20      $1.09      $1.38      $1.77       $2.04      $1.32      $0.21
        EPS after Developed    $1.21      $1.40      $1.33      $2.04       $1.59      $0.99      $0.72

represents net income per share on a diluted basis adjusted to reflect 3:1 stock split April 2002

The nature of the insurance business is to estimate loss costs over time as premium is earned and losses develop. Estimated loss costs are considered to be a liability of the Company since they will eventually be paid to claimants. Changes are often made to our original estimated loss costs because the claim was closed for more or less than we originally anticipated. Inflation will also change our ultimate liability estimate.

Reserve development is an important concept to understand. As shown in exhibit 2, reserve development created from claims that happened in prior years can have an influence on the current year earnings. Progressive feels it is such an important concept that this year we began quarterly disclosure of current and prior year actuarial adjustments. We also began disclosing prior year reserve development, which represents the sum of actuarial adjustments, adjustments made to claims reserves by claims adjusters, and other adjustments (predominately closed claims).

At this point, it may be appropriate to provide a model, showing the life of multiple claims and how reserve development works. We will exhibit three separate claims, pointing out prior period reserve development by year.



LIFE OF A CLAIM AND ITS RESERVE

CLAIM #1                       DATE                   ACTIVITY               RESERVE    PAID   PRIOR YEAR
                                                                                                RESERVE
                                                                                               DEVELOPMENT
                               ---------------------------------------------------------------------------
NOTE:  CLAIM INCURRED IN        02/00               Open Claim
ACCIDENT YEAR 2000.
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                             Reserve established using
                                02/00    segment average set by Actuaries       $100
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
NOTE:  ADDITIONAL  RESERVE                  Actuarial review of segment
NEED DETERMINED IN 2001 FOR A   04/01     average indicates an additional       $105            +$5
CLAIM THAT HAPPENED IN PRIOR                    reserve need of $5
YEAR (2000).
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
NOTE: CLAIM PAID IN CALENDAR              Claim closed by claims adjuster
YEAR 2001 AND CLAIM COST        08/01       for less than the amount of                  $104
COMPANY LESS THAN THE                           reserve.
ACTUARIAL AVERAGE
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                08/01           Reserve taken down               $0             -$1
                               ---------------------------------------------------------------------------
                                                                                             ============
TOTAL PRIOR YEAR RESERVE DEVELOPMENT IN 2001 FOR CLAIM #1                                       $4
                                                                                             ============



CLAIM #2                       DATE                 ACTIVITY                  RESERVE   PAID  PRIOR YEAR
                                                                                                RESERVE
                                                                                              DEVELOPMENT
                               ---------------------------------------------------------------------------
NOTE:  CLAIM INCURRED IN        03/00              Claim opened
ACCIDENT YEAR 2000.
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                           Reserve established at segment
                                03/00                average                    $100
                               ---------------------------------------------------------------------------


                               ---------------------------------------------------------------------------
NOTE:  CLAIM WAS SETTLED FOR             Claim closed based on the merits
THE EXACT AMOUNT ORIGINALLY     03/01          of the claim at $100                     $100
RESERVED.
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                                Reserve taken down
                                03/01                                             0
                               ---------------------------------------------------------------------------

                                                                                             ============
TOTAL PRIOR YEAR RESERVE DEVELOPMENT IN 2001 FOR CLAIM #2                                        $0
                                                                                             ============

CLAIM #3                      DATE                  ACTIVITY               RESERVE      PAID  PRIOR YEAR
                                                                                               RESERVE
                                                                                             DEVELOPMENT

                               ---------------------------------------------------------------------------
NOTE:  CLAIM INCURRED IN        06/01              Claim opened
ACCIDENT YEAR 2001.
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                          Reserve established at segment
                                06/01                average                    $150
                               ---------------------------------------------------------------------------


                               ---------------------------------------------------------------------------
NOTE:  ACTUARIES REVIEWED                   Actuarial review of segment
SEGMENT AND CHANGED RESERVE                  indicates segment average
IN SAME YEAR THAT CLAIM         11/01      reserve should be adjusted to        $160
HAPPENED.  THEREFORE, NO                               $160
PRIOR YEAR DEVELOPMENT HAS
OCCURRED UP TO THIS POINT.
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                         Inflation factor applied to open
                                12/01    reserves within the segment as a       $170
                                            result of the claim aging.
                               ---------------------------------------------------------------------------


                               ---------------------------------------------------------------------------
NOTE:  CLAIM CLOSED FOR LESS              Claim closed by claims adjuster
THAN THE AMOUNT RESERVED IN     03/02                                                   $163
SUBSEQUENT YEAR.  PRIOR YEAR
ADJUSTMENTS TOTAL $7.
                               ---------------------------------------------------------------------------

                               ---------------------------------------------------------------------------
                                03/02           Reserve taken down      $0                      -$7
                               ---------------------------------------------------------------------------

                                                                                             ============
TOTAL PRIOR YEAR RESERVE DEVELOPMENT IN 2002 FOR CLAIM #3                                       -$7
                                                                                             ============

Summary: In 2001, we had prior year reserve adjustments of $4. In 2002, we had prior year reserve adjustments of ($7) Therefore, calendar year 2000 estimated losses were understated by $4 and calendar year 2001 losses were overstated by $11 ($7+$4).

Starting in the first quarter of 2002, Progressive began quarterly disclosure of current and prior year reserve development. Below in exhibit 4 is a copy of that portion of the schedule that reports this new information. Immediately following, we run through a few calculations on interpreting the information. For those readers interested in reviewing a full copy of the new supplemental information released, we have provided a copy of the entire schedule as appendix A.

exhibit 4
                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                           --------------------
                                                             2002        2001
                                                           --------    --------
NET PREMIUMS EARNED
       Personal Lines-Agent                                $1,241.5    $1,132.5
       Personal Lines-Direct                                  517.0       398.4
                                                           --------    --------
             Total Personal Lines                           1,758.5     1,530.9
       Other Lines                                            209.0       143.0
                                                           --------    --------
             Companywide                                   $1,967.5    $1,673.9
                                                           ========    ========

COMPANYWIDE GAAP CR
       Loss & loss adjustment expense ratio                    69.0        76.2
       Underwriting expense ratio                              21.5        21.1
                                                           --------    --------
                                                               90.5        97.3
                                                           ========    ========
COMPANYWIDE ACCIDENT YEAR
       Loss & loss adjustment expense ratio                    69.2        76.7
                                                           ========    ========

ACTUARIAL ADJUSTMENTS-Favorable/(Unfavorable)
       Prior accident years                                $   13.9
       Current accident year                                    0.2       *
                                                           --------    --------
             Calendar year actuarial adjustment            $   14.1
                                                           ========    ========

PRIOR ACCIDENT YEARS DEVELOPMENT-Favorable/(Unfavorable)
       Actuarial adjustment                                $   13.9
       All Other development                                  (10.8)      *
                                                           --------    --------
             Total Development                             $    3.1    $    8.9
                                                           ========    ========


By looking at the report, we can easily determine that earned premiums have grown and our profitability has also improved over the periods shown. We also know that prior year reserves were originally established at a level slightly higher than we now expect them to be paid and releasing these reserves into calendar year 2002 results provided a favorable 0.2 impact to this years calendar year GAAP loss and LAE ratio.


                  2002 Accident Year Loss and LAE ratio                         69.2
         less     2002 Calendar Year Loss and LAE ratio                         69.0
                                                                               -----
                  Favorable/(Unfavorable) Development:                           0.2% influence on GAAP CR
                                                                                     due to prior year adj.'s


When you multiply the .2% (rounded) favorable development by the reported earned premium of $1,967.5 million, you will arrive at the $3.1 million total development for prior accident years reported in exhibit 4. This reconciles to the amount of reserves that Progressive released into current year earnings from claims that occurred prior to the beginning of 2002 but were not yet paid.

DEVELOPMENT PATTERNS

The longer a claim stays open, the more difficult it is to establish an accurate reserve. Injury claims (e.g. bodily injury or "BI") are long-tailed, require more data points and are more sensitive to inflation when reserving than short-tailed property damage claims. The "tail" refers to the length of time it takes to settle a claim once it has occurred. The shorter the tail, the less time there is for unanticipated occurrences to impact further the size of the claim and thus, should show relatively stable loss development statistics over the years. In other words, short tailed claims should develop close to original reserve projections. Below, we have provided an updated exhibit to the one we provided in last year's report comparing the number of months it takes to settle bodily injury claims vs. the short tailed property damage claims.



        exhibit 5
                       BODILY INJURY AND PROPERTY DAMAGE
                           PAID DEVELOPMENT PATTERNS

                                    [GRAPH]

ACCIDENT VS. CALENDAR YEAR LOSS RATIO

Understanding the meaning of the accident year loss ratio vs. the calendar year loss ratio becomes much clearer once the reader understands reserve development. Actuaries study claim development on an accident year basis while our accountants report results on a calendar year basis. Therefore, we feel that it is important to report both accident year and calendar year results by quarter to our pricing organization, management team and shareholders. We also produce the same information monthly for internal use by state, channel and product to enable management to understand trend and price better.

         CALENDAR YEAR LOSS RATIO. When losses are paid or reserve changes are made, we account for those payments or reserve changes during the calendar year in which the payment or reserve change took place, regardless of when the accident happened. Prior calendar year results are not restated as new reserving information comes to light.

         ACCIDENT YEAR LOSS RATIO. Our actuaries estimate reserves on an accident year basis. Losses which occur in any period are assigned to that accident period. A period may be defined as monthly, quarterly, semiannual or annual. Reserves, regardless of when they are established or changed are assigned to that same accident period. Accident period results will change over time as future information develops and as our estimates of loss costs change accordingly. To determine accident year loss ratio, we add estimated ultimate costs of all losses that occurred in a specific accident period and divide that sum by the total amount of premium earned for that same period of time.

Exhibit 6 shows how accident year loss trends impact calendar year results. Unfavorable loss trends came out of the 1999 accident year causing the 2000 calendar year loss ratio to increase by 1.2%. In the subsequent year, 2001, Progressive reduced the 2000 accident year reserves by $99.0 million causing the 2001 calendar year results to improve by a full 1.4%.

            EXHIBIT 6

                     ANALYSIS OF CALENDAR YEAR DEVELOPMENT
                  (based on one year development of prior year)

                                                2000         2001

             Premiums Earned                $6,348.4     $7,161.8

             Accident Year Incurred Loss    $5,203.6     $5,363.1
                                            ---------------------
             Prior Year Development**         ($75.8)    $   99.0
             ------------------------       ---------------------
             Calendar Year Incurred Loss    $5,279.4     $5,264.1

             Accident Year Loss Ratio           82.0%        74.9%
             PRIOR PERIOD DEVELOPMENT           -1.2%         1.4%
             ------------------------       ---------------------
             Calendar Year Loss Ratio           83.2%        73.5%
             Expense Ratio                      21.2%        21.7%
             ------------------------
             Calendar Year Combined Ratio      104.4%        95.2%
             Accident Year Combined Ratio      103.2%        96.6%

** For year 2000 prior year development of ($75.8), refer to the 2000 annual report

TREND

Trend is the rate of change in both frequency and severity of claims. One key aspect of trend is inflation. The anticipated effect of inflation is explicitly considered when estimating liabilities for losses and LAE. While anticipated price increases due to inflation are considered in estimating the ultimate claim costs, the increase in the average severity of a group of claims is caused by a number of factors that vary with the individual type of policy written. Future average severities are projected based on historical trends adjusted for anticipated changes in underwriting standards, policy provisions and general economic conditions. These anticipated trends are monitored based on actual development and are modified when necessary.

Trend estimates allow us to anticipate settlement costs in the future. We compare old data to new data to project how much future costs will increase or decrease over time. We call the result of this calculation "trend." Settlement costs will be affected by external factors such as inflation, change in medical costs, changes in labor rates and car part prices, and changes in litigation and court decisions. At the same time, internal factors such as changes in claims practices (speeding up or slowing down the settlement process) will impact trend.

The purpose of a trend factor is to restate losses from some historic period to levels appropriate in a future payment period, similar to an inflation adjustment. If the trend factor used to estimate reserves exceeds the actual trend experienced, we could over reserve. If the trend factor used to estimate reserves is less than the actual trend experienced, we may under reserve.

There are two different parameters that we study regarding trend: severity and frequency. Severity measures the dollar amount of claims during a given accident period divided by the total number of claims. Frequency measures the number of ultimate claims by accident period divided by the number of earned car years during that period. Severity times frequency equals pure premium (loss costs per Earned Car Year). Reviewing the trend of these two parameters allows us to better understand the change impacting our pure premium trend.

Industry-wide trend data is distributed by a statistical agent called The National Association of Independent Insurers (NAII). We review the NAII data to identify similarities between what NAII is reporting and what Progressive is experiencing. The NAII reported data lags Progressive's data by a quarter. For comparative purposes and because Progressive's trend results historically have been more heavily influenced by the nonstandard market, Progressive generates trend information not only on a consolidated basis but also separates its preferred and ultra-preferred books from the other tiers (nonstandard, middle market and standard). This extra step provides us with a better indication of frequency trend because the preferred and ultra preferred tiers of our business are growing more rapidly and may disguise changes in trend in the other tiers. In other words, separating the data provides us with a better understanding of trend differences between high risk drivers and standard drivers. Pricing analysts and product managers also prefer to review the data separately.

Each quarter, we produce severity, frequency and pure premium trend results for each line coverage (bodily injury, property damage, collision, comprehensive and personal injury protection) by tier and also for those states that represent our largest market share. We compare these results to the same period in the previous year. We review the trend factors for consistent improvement, deterioration, or variability from quarter to quarter. It is common practice for us to review a four-quarter moving average when examining a trend factor. Such a time-series analysis will contain seasonality, cyclicality, randomness and true trend. The moving averages will tend to eliminate and/or flatten both seasonality and randomness. From this analysis, we use the trend factor to bring historical losses to tomorrow's cost. Frequency trend tends to be affected by changes in the weather, changes in laws, changes in gasoline prices (both increases and decreases) and changes in population density, among other factors. Severity trend tends to be principally affected by changes in medical costs and repair costs.

               SECTION III:
----------- TYPES OF RESERVES -------------------------------------------------

Reserves are considered an operating liability on our balance sheet. While reported in aggregate, there are actually many different types of reserves, all of which are reviewed independently of each other in order to get the total reserve balance as accurate as possible:

      1. CASE RESERVES represent the largest portion of reserves held on the balance sheet for automobile products. Case reserves are accrued to pay claims that have already been reported by the claimant and recorded into Progressive's systems, but have not yet been paid. There are two types of case reserves included in our financial statement results:

         AVERAGE RESERVES. An average is determined for each claim regardless of individual claim characteristics and is assigned to a claim at the time it is reported to the Company. Averages vary by "segment". A segment combines data by state, product, and line coverage and is determined by the actuaries based on the Company's experience. As the claim ages (the length of time from the accident date to the current accounting period), the reserve for that claim will generally increase until the claim is paid. This is because history has proven that the severity of a claim generally increases with age. We use two different factors to increase the case reserve, inflation and ANCR (additional needed case reserve). ANCR will be discussed later in this section.

         Generally, an average reserve is based on our estimate of total needed reserves excluding the adjuster set reserves (defined immediately below) for that type of claim (BI, PD, PIP, etc.). During the third quarter of 2000, we redefined the attachment point (or threshold) we used for setting bodily injury (BI)case reserves by formula. The threshold change was initiated because Progressive now writes a substantial percentage of its business on policies with higher limit policies. By increasing the threshold, a larger portion of our BI reserves now use average, actuarially-set reserves as opposed to adjuster set reserves.

         ADJUSTER-SET RESERVES. We use adjuster estimates of how much a claim will cost when the reserve estimate is above the threshold vs. using the statistical average set by the actuaries. We include the adjuster estimates of how much a claim will cost when the adjuster-set reserve provides more reliability than the estimates based on statistical averages as the occurrence of larger claims happens less routinely. Our goal is to use the average reserve approach for as many claims as possible, since using average reserves allows claims personnel to concentrate their efforts on adjusting claims rather than accounting for them. However, for claims in excess of our threshold, we have determined adjuster-set reserves provide a better estimate of our ultimate liability because the adjuster has typically spent a great deal of time on these large claims and understands the individual claim characteristics.

         Our average reserves are adjusted for inflation monthly as claims age while our adjuster-set reserves are not. Thus, reserve changes arising from analyses by our actuaries which includes both average and adjuster set reserves, will reflect shifts in anticipated development patterns. This also contributes to the consistency in data we need for rate making.

      2. INCURRED BUT NOT RECORDED RESERVES (Loss IBNR Reserves) are estimates of amounts needed to settle losses which have already occurred but have not been recorded by the Company. In other words, we estimate an unknown group of claims and determine the number (frequency) and dollar amount (severity) of the claims that have already happened and we are liable for, but which have not yet been reported by claimants. We track IBNR emergence to known statistics

       (generally earned car years) that measure our past exposure, then apply the value to the current exposure to produce the IBNR reserve. We convert our projected needed IBNR to a percentage of earned premium and then apply that percentage to past earned premium to establish the carried amount for the financials.

       When setting an IBNR reserve, we identify the lag time between when the premium was earned and when the losses will be reported. Different IBNR factors are assigned to different lag time periods and decline over time.

       ADDITIONAL NEEDED CASE RESERVES (ANCR). Additional Needed Case Reserve is a reserve intended to cover further development of the adjuster's estimates for large losses, particularly on policies with higher limits (in excess of the threshold). Many companies include ANCR in their IBNR estimates.

3. LOSS ADJUSTMENT EXPENSE (LAE) RESERVES are estimates of the costs that we will incur to settle claims other than the indemnity payments themselves. There are two categories of LAE reserves:

       1. Defense and Cost Containment (DCC) (roughly equivalent to the old term Allocated Loss Adjustment Expense (ALAE) Reserves): These are costs associated with defense, litigation, and cost containment and include the following: accident investigation, fixed amounts for medical cost containment, litigation management expenses, fees for appraisers, hearing representatives, attorney fees, etc.

       2. Adjusting Expenses, formerly known as Unallocated Loss Adjustment Expenses(ULAE) Reserves: All other loss adjusting costs, including salaries and benefits of claims adjusters, rent and occupancy, systems, and fees paid to outside adjusters.

       Both DCC and Adjusting Expense reserves are reviewed and estimated by segment (a segment is a subset of our total data and is defined by a combination of state, product, and line coverage) as an average for each open case reserve and a percentage of that segment's total loss IBNR reserves. As a result, LAE reserve averages may vary by state, product and line coverage.

4. INVOLUNTARY MARKET OPERATING LOSS RESERVES (ASSIGNED RISK RESERVES). State insurance regulations require us to participate in various assigned risk plans. Generally, assigned risk plans provide insurance to those who cannot find a carrier that will insure them voluntarily. Participation requirements in an assigned risk plan differ from state to state, but generally each carrier is assigned a certain number of "state plan risks" based on the amount of premium the company writes in that state and type of coverage offered.

       PRIVATE PASSENGER ASSIGNED RISK PLAN. Current writings obligate us to accept assigned risk business. We generally expect to incur an operating loss on these assignments in most states (premium less losses and expenses).

       The assigned risk reserve is a function of (1) our voluntary market share
       (2) the amount of business we voluntarily write (3) the expected size of the assigned risk pool and (4) the expected operating results of the policies we will be assigned.

       The process of determining the reserve for a state is to multiply our market share by the size of the assigned risk pool in that state to determine our portion of the pool. We reduce this product by any state credits we receive for business that we wrote voluntarily that would otherwise be considered assigned risk type business. We then multiply the estimated premium we expect to receive from the state by the operating loss percentage we expect to incur (generally equal to the expected Combined Ratio-100 percent) to determine the assigned risk reserve.

       COMMERCIAL AUTO INSURANCE PLAN (CAIP). Progressive is also required to share in the operating results of state commercial auto plans. Due to the more complex nature of commercial business, these plans do not assign policies, rather they operate as a Joint Underwriting Association (JUA) and use a small number of carriers to "service" the business. These companies are known as "servicing carriers." Progressive is a servicing carrier in 26 states. The servicing carriers transfer the insurance risk or "cede" 100 percent of the business to the state CAIP plans. The state plans then retrocede, or further transfer, the operating results to all companies writing commercial automobile business in proportion to their share of the voluntary market for the state in question. If the plan generates a loss, we are assessed for our portion of the loss. If the plan generates a profit, we participate in the profits. As with the private passenger assigned risk plan, there is a two year lag from the time our writings incur the liability until we are assessed. But again, because the amount of participation is assigned to Progressive based on current year writings, we reserve for this liability in the current operating year.

       SALVAGE AND SUBROGATION. As required by Generally Accepted Accounting Principles (GAAP), our loss reserves are stated net of a deduction for the estimated amounts of salvage and subrogation that we will recover. Field claims offices investigate claims and identify salvage or subrogation potential. When potential salvage and/or subrogation opportunities exist, they are entered into our claims system. Salvage follow up is handled by branch claims offices while subrogation work is handled by specialized units across the country. While salvage and subrogation balances are reviewed by our actuaries, they are not considered an independent type of reserve.

Salvage and Subrogation are different transactions. Below is an explanation of each:

SALVAGE: Progressive takes title to a vehicle that has been stolen and recovered or has been declared a total loss. We sell the remnants to a salvor. Work is handled by branch claims offices.

SUBROGATION: Progressive insured is involved in an accident where the other party is at-fault. The insured submits the loss to Progressive; we pay the claim and obtain the insured's right to recover damages from the at-fault party. Work is handled by a specialized group.


                      TYPICAL SUBROGATION CLAIM
                      -------------------------

                                  (3)
      ------------------------            ------------------------
                                             ABC Auto Insurance
             Progressive       ----------         Carrier

      ------------------------            ------------------------
              |   |                                 |
          (2) |   |                                 |
              |   |                                 |
              |   |               (1)               |
      ------------------------            ------------------------

           Insured Vehicle     ----------      Claimant Vehicle

      ------------------------            ------------------------

(1)  ABC Auto Insurance policyholder rear-ends Progressive insured
(2)  Progressive pays collision claim to Progressive insured
(3) Progressive subrogates ABC Auto Insurance to recover balance owed by claimant.

We thought it would be interesting to provide a chart showing Progressive's distribution of net loss reserves through 12/31/01. Case loss reserves represent the largest proportion of the reserves we maintain, followed by LAE (DCC plus Adjusting Expenses) and then IBNR (which includes salvage and subrogation).


                                  [PIE CHART]

       exhibit 7             RESERVE DISTRIBUTION
                        Progressive Insurance (12/31/01)


Case                    (64.2%)

IBNR                    (16.4%)

LAE                     (18.6%)

Assigned Risk            (0.8%)

              SECTION IV:
------ ESTIMATING LOSS RESERVES -----------------------------------------------

SEGMENTS

When reviewing the need to increase or decrease our reserve balances, we break the data into "segments." Segments are defined as a combination of state, product, and line coverage. The following chart provides examples of three different segments:

----------------------------------------------------------------------------------------------------------
                              STATE                        PRODUCT                     LINE COVERAGE
----------------------------------------------------------------------------------------------------------
                              New York (down               Private Passenger           Personal Injury
  SEGMENT #1                  state)                       Automobile                  Protection
----------------------------------------------------------------------------------------------------------
  SEGMENT #2                  Ohio                         Motorcycle                  Bodily Injury
----------------------------------------------------------------------------------------------------------
  SEGMENT #3                  California                   Private Passenger           Property Damage
                                                           Automobile
----------------------------------------------------------------------------------------------------------

Each business segment is reviewed by our actuarial staff to understand reserving needs at a very detailed level as long as the data under review is large enough to produce credible results. Credibility can be defined as a statistical measure of the reliability of experience data. Currently, there are approximately 250 independent reserve segments. Segments are generally reviewed annually, semiannually or quarterly depending on the size of the segment. Segments with large reserve balances are reviewed more often.

Smaller segments (or states) that are not large enough to provide credible results on their own are often consolidated with other segments having similar risk characteristics. When a state begins to write enough premium to independently produce credible results within a given coverage, we will create a new segment and review that state separately.

We believe that reserving by segments allows us to reserve more accurately and contributes significantly to better pricing practices. By reviewing reserve needs at such a detailed level, we also have the ability to identify and measure variances in trend by state, product, and line coverage that we would not otherwise see on a consolidated basis.

The most important benefits of segmentation are the ability to:

a. measure individual segment profitability more accurately leading to more accurate pricing.
b.  respond more quickly to product mix changes.
c.  respond to changes in claims handling on a state-by-state basis.
d. provide independent state results by product and by line coverage avoiding the potential of adverse selection in the pricing process.

Trends for one line coverage may differ substantially from the trend we see in another line coverage. For example, severity and frequency may both be going up for the Bodily Injury (BI) segments we review, while the cost and number of claims for Property Damage (PD) may be going down. For this reason, there may be instances where our actuaries find it necessary to increase reserves one month (the month in which a substantial number of BI segments are reviewed) and then turn around the next month and release reserves (the month in which significantly more PD segments are reviewed). We point this out, so there is an understanding that variability in reserve changes (strengthening vs. releasing) can and will happen from one month to the next.

ESTIMATION METHODS DEFINED

Our standard procedures require us to review the results of six different estimation methods prior to determining if a reserve change is required. Three of the six methods use paid data and the other three methods use incurred data. There are strengths and weaknesses to both data sets.


The three "paid" methods listed below (amount paid, average paid and modified paid) all utilize paid loss data. The paid methods estimate growth and development of an accident year by looking at the development of earlier accident years. This method assumes that past paid loss development is a predictor of future paid loss development. The primary strength of this method is that it removes the potential for distortions that may be created by including estimated data. The drawback to the paid method is that it does not always accurately project ultimate losses in the most recent periods under review since it also depends heavily on consistent claims closure or settlement practices. If these practices change, the results of the paid methods could be distorted.

The three incurred methods use paid losses combined with loss reserves in any given accident year and assume historical incurred loss development will be predictive of our future incurred loss development. The primary strength of incurred methods is that we can make use of our Company's ultimate loss estimates for reported claims. This is especially critical when estimating the longer tail "BI" type claims.

PROGRESSIVE USES SIX INDICATION METHODS

AMOUNT PAID
       We take the total loss dollars paid by accident period and project them to an estimated ultimate level. We review total loss dollars only and base our future loss development projections largely on the development of prior periods. This method uses only one triangle of data. The "triangle" is a tool used by actuaries to show how estimates of incurred or paid to date amounts have changed or "developed." Further discussion of the "triangle" follows on the next page.

AVERAGE PAID
       Paid severity by accident is projected to an ultimate level then multiplied by the ultimate number of feature counts to be paid ("feature" is defined in the terms and definitions section at the end of this document). Ultimate paid feature counts equals the projected ultimate number of features recorded generally multiplied by (1-ultimate CWP rate). CWP rate is the percentage of claims recorded but closed without payment. This method uses three triangles of data, paid severity, CWP rate, and feature count.

AMOUNT INCURRED
       We take the total dollars incurred by age and accident period and project them to an ultimate level. We review total dollars incurred only and base our future loss development projections largely on the development of prior periods. This method uses only one triangle of data.

AVERAGE INCURRED
       Incurred severity by accident is projected to an ultimate level then multiplied by the ultimate number of features to be paid. Ultimate incurred feature count equals the projected ultimate number recorded multiplied by (1-ultimate CWP rate). This method uses three triangles: incurred severity, CWP rate, and recorded feature counts.

MODIFIED PAID
       This method uses the paid-loss development pattern. We use the development of paid losses to determine the percent unpaid. Then we apply the percent unpaid to the expected ultimate loss to arrive at the expected unpaid amount. The unpaid amount is added to actual paid-to-date.

MODIFIED INCURRED
       This method uses the incurred loss development pattern. We use the development of incurred losses to determine the percent unreported. Then we apply the percent unreported to the expected ultimate losses to arrive at the expected unreported amount. The unreported amount is added to actual losses incurred to date.

In the event we see wide variation between results reported using the six methods noted above, we will further analyze the data with additional techniques.

THE TRIANGLE

Contained within the definitions of the methods we use to estimate reserve needs, we refer to the use of a "triangle." The triangle is a tool used by actuaries to show how loss reserve estimates have changed or "developed" over time. Development can be defined as the estimate of losses paid or incurred on business produced in previous years at subsequent evaluation dates.

During a routine segment review, we run a triangle showing 14 semiannual accident periods. The last number along the diagonal represents the most recent semiannual period result. The triangle shown in exhibit 8 displays average incurred data. We compare development from one semiannual accident period to the next to develop our loss reserve factors.

An improvement over last year, we are now including prior period selects on all triangles to determine whether what we saw in our prior review has changed, is the same, or highlights the fact that we are experiencing something very different from what we expected. This helps in the consistency of our reviews by highlighting changes in the data and suggests if we need to conduct more analytical rigor on the review prior to making our ultimate reserve selection.

exhibit 8                                                        ANYSTATE-ANY LINE COVERAGE AS OF FEBRUARY 28, 2002

                   Semiannual
                     Accident                                      AVERAGE INCURRED LOSSES - ACCIDENT PERIOD ANALYSIS
                      Periods
                       Ending            1                2             3             4              5                 6
                       ------            -                -             -             -              -                 -
                       Aug-95          9,160           11,455        11,210        10,917         10,513            10,187
                       Feb-96          9,754           12,450        12,188        11,833         10,649            10,259
                       Aug-96         10,259           12,687        12,435        12,151         12,107            12,201
                       Feb-97         10,098           11,846        11,843        11,877         11,876            11,851
                       Aug-97          8,835           10,130        10,727        10,896         11,075            11,186
                       Feb-98          8,289           10,638        11,374        12,126         12,558            12,884
                       Aug-98          7,926            9,982        11,153        11,917         12,527            12,602
                       Feb-99          7,506           10,274        11,448        11,956         12,412            12,825
                       Aug-99          8,596           10,897        11,227        11,738         12,083            11,944
                       Feb-00          9,373           10,987        11,791        11,946         11,955
                       Aug-00          9,725           11,541        12,121        12,229
                       Feb-01         10,847           11,689        11,711
                       Aug-01 (#3)   A 9,773         B 11,254
                       Feb-02         10,247

                                         1-2              2-3           3-4           4-5            5-6               6-7
                                         ---              ---           ---           ---            ---               ---
                       Aug-95          1.250            0.979         0.974         0.963          0.969             0.969
                       Feb-96          1.276            0.979         0.971         0.900          0.963             0.977
                       Aug-96          1.237            0.980         0.977         0.996          1.008             1.021
                       Feb-97          1.173            1.000         1.003         1.000          0.998             1.009
                       Aug-97          1.147            1.059         1.016         1.016          1.010             1.025
                       Feb-98          1.283            1.069         1.066         1.036          1.026             1.017
                       Aug-98          1.259            1.117         1.069         1.051          1.006             1.014
                       Feb-99          1.369            1.114         1.044         1.038          1.033             0.993
                       Aug-99          1.268            1.030         1.046         1.029          0.988
                       Feb-00          1.172            1.073         1.013         1.001
                       Aug-00          1.187            1.050         1.009
                       Feb-01          1.078            1.002
                       Aug-01 (#3)   C 1.152

         Straight Avg                  1.219            1.038         1.017         1.003          1.000             1.003
         Avg x HiLo                    1.219            1.036         1.016         1.010          1.001             1.005
         Avg Last 4                    1.147            1.039         1.028         1.030          1.013             1.012
         Fitted                        1.164            1.033         1.012         1.013          1.006             1.006
         Special Adj.                      0                0             0             0              0                 0
         Prior Sel. @ 6 Mth (#1)       1.193            1.067         1.043         1.039          1.019             1.016
         Prior Sel. @ 3 Mth (#1)       1.160            1.050         1.031         1.025          1.023             1.015
         SELECT                        1.147            1.039         1.028         1.020          1.013             1.012
         Cumulative                    1.292            1.126         1.084         1.055          1.034             1.020

         =======================================================================================================================
                                      FEB-02           AUG-01        FEB-01        AUG-00         FEB-00            AUG-99
                                      ------           ------        ------        ------         ------            ------
         ULT. SEVERITY                13,241           12,677        12,699        12,899         12,363            12,187
         ULT. COUNTS                   1,646            1,927         2,431         3,047          3,426             3,260
         ULTIMATE LOSS (#2)       21,794,686       24,422,241    30,871,269    39,303,253     42,355,638        39,729,620

         ULTIMATE LR                    68.0%            77.8%         93.6%        104.1%         101.3%             99.2%
         ULTIMATE PP                     499              483           499           518            494               511
         =======================================================================================================================
exhibit 8                                               ANYSTATE-ANY LINE COVERAGE AS OF FEBRUARY 28, 2002

                   Semiannual
                     Accident                      AVERAGE INCURRED LOSSES - ACCIDENT PERIOD ANALYSIS
                      Periods
                       Ending               7               8                9             10               11              12
                       ------               -               -                -             --               --              --
                       Aug-95           9,869           9,738            9,394          9,254            9,254           9,231
                       Feb-96          10,027           9,805            9,972          9,914            9,853           9,844
                       Aug-96          12,462          12,720           12,948         12,950           12,987          12,561
                       Feb-97          11,955          11,924           11,877         11,846           11,676
                       Aug-97          11,468          11,595           11,592         11,492
                       Feb-98          13,104          13,362           13,369
                       Aug-98          12,773          12,828
                       Feb-99          12,735
                       Aug-99
                       Feb-00
                       Aug-00
                       Feb-01
                       Aug-01
                       Feb-02

                                          7-8             8-9             9-10          10-11            11-12           12-13
                                          ---             ---             ----          -----            -----           -----
                       Aug-95           0.987           0.965            0.985          1.000            0.997           1.000
                       Feb-96           0.978           1.017            0.994          0.994            0.999           0.997
                       Aug-96           1.021           1.018            1.000          1.003            0.967
                       Feb-97           0.997           0.996            0.997          0.986
                       Aug-97           1.011           1.000            0.991
                       Feb-98           1.020           1.000
                       Aug-98           1.004
                       Feb-99
                       Aug-99
                       Feb-00
                       Aug-00
                       Feb-01
                       Aug-01

         Straight Avg                   1.003           0.999            0.994          0.996            0.988           0.999
         Avg x HiLo                     1.004           1.003            0.994          0.997            0.997
         Avg Last 4                     1.008           1.004            0.996          0.996
         Fitted                         1.014           1.006            1.000          0.996            1.076           0.781
         Special Adj.                       0               0                0              0                0               0
         Prior Sel. @ 6 Mth (#1)        1.012           1.008            1.000          1.000            1.000           1.000
         Prior Sel. @ 3 Mth (#1)        1.005           1.005            1.000          1.000            1.000           1.000
         SELECT                         1.008           1.000            1.000          1.000            1.000           1.000
         Cumulative                     1.008           1.000            1.000          1.000            1.000           1.000

         ==========================================================================================================================
                                       FEB-99          AUG-98           FEB-98         AUG-97           FEB-97          AUG-96
                                       ------          ------           ------         ------           ------          ------
         ULT. SEVERITY                 12,838          12,828           13,369         11,492           11,676          12,561
         ULT. COUNTS                    2,413           1,947            1,404          1,304              975             730
         ULTIMATE LOSS (#2)        30,978,094      24,976,116       18,770,076     14,985,568       11,384,100       9,169,530

         ULTIMATE LR                     85.4%           76.3%            64.2%          66.7%            61.2%           64.5%
         ULTIMATE PP                      483             471              400            421              394             404
         ==========================================================================================================================
exhibit 8                                               ANYSTATE-ANY LINE COVERAGE AS OF FEBRUARY 28, 2002

                   Semiannual
                     Accident                      AVERAGE INCURRED LOSSES - ACCIDENT PERIOD ANALYSIS
                      Periods
                       Ending               13              14
                       ------               --              --
                       Aug-95            9,234           9,236
                       Feb-96            9,814
                       Aug-96
                       Feb-97
                       Aug-97
                       Feb-98
                       Aug-98
                       Feb-99
                       Aug-99
                       Feb-00
                       Aug-00
                       Feb-01
                       Aug-01
                       Feb-02

                                         13-14
                                         -----
                       Aug-95            1.000
                       Feb-96
                       Aug-96
                       Feb-97
                       Aug-97
                       Feb-98
                       Aug-98
                       Feb-99
                       Aug-99
                       Feb-00
                       Aug-00
                       Feb-01
                       Aug-01

         Straight Avg                    1.000
         Avg x HiLo
         Avg Last 4
         Fitted                          0.941
         Special Adj.                        0               0
         Prior Sel. @ 6 Mth (#1)         1.000
         Prior Sel. @ 3 Mth (#1)         1.000
         SELECT                          1.000            TAIL
         Cumulative                      1.000           1.000

         ==========================================================================================================================
                                        FEB-96          AUG-95
                                        ------          ------
         ULT. SEVERITY                   9,814           9,236
         ULT. COUNTS                       410             431
         ULTIMATE LOSS (#2)          4,023,740       3,980,716

         ULTIMATE LR                      52.9%           66.0%
         ULTIMATE PP                       271             309
         ==========================================================================================================================



                  #1 If you reviewed the triangle presented in last year's report, you will note that we have added two line items to this report, prior select @ 6 months and prior select @ three months. This data was added to enable our actuaries to be able to easily view factor selections which were made during previous reviews and determine if what they are seeing in the current data is reflective of what they expected to see during the prior review. When differences occur, we will drill down into the data to determine what has changed.

                  #2 The sum of all of the values in the Ultimate Loss Row will determine Ultimate Losses Paid $316,744,647

                  #3       B/A=C Factor used to develop next periods losses

THE DECOMPOSITION REPORT

Another important tool used by the Actuaries as well as Pricer's, Product Managers and General Managers is called the Decomposition Report. This report allows us to review reserve activity on both a state level as well as on a consolidated level and not only provides information regarding how reserve changes will effect monthly results, but also reports the effect claims adjusters had on the overall reserve changes verses changes implemented by our actuaries. The report is prepared monthly and provides an inventory status of all claims features and their reserve changes by type of change. A sample of this report can be seen in Exhibit 9 immediately followed by the supporting definitions.

EXHIBIT 9

                            TYPE OF                  AMOUNT OF             NUMBER OF               PRIOR CASE        CURRENT
STATE/GROUP    PRODUCT      CHANGE                     CHANGE               FEATURES                RESERVES         RESERVES
-------------  -------   -------------------------------------------------------------------------------------------------------
STATE NAME     AUTO      NO CHANGE                                                29
                         CLOSED                      (16,396,930)              4,833
                         OPENED                       13,907,161               4,651
                         AGING ON AVG CASES            1,557,429               2,258
                         INFLATION                       399,181               9,767
                         AVERAGE TO ADJUSTER             447,882                   8
                         ADJ CHANGE ABOVE CAP             15,000                   1
                         RESEGMENTATION                       69                   5
                                                      ----------              ------               ----------       ----------
                                                         (70,209)             21,552               64,720,043       64,649,834

DEFINITIONS:

NO CHANGE                  Amount of Financial Reserves (FinR) is the
                           same as prior month.

CLOSED Amount of Financial Reserves (FinR) at prior month end on features closed during the month.

OPENED Amount of FinR (average reserves and adjuster estimates) on features opened during the month, based on this month's reserve table.
                           This does not include ANCR on these features. Re-opened features are included here.

IMPACT ON NEW FEATURES     Change in FinR for opened features (see defn. above)
                           due to Loss Reserving changes in average reserve;
                           this month's reserve table vs. prior month end's reserve table.

AGING ON AVG CASE          Change in FinR on features open at the prior month
                           end carrying an average reserve that are still open and carrying an average reserve at the current valuation due to changing age groupings.

LOSS RESERVE IMPACT        Change in FinR on features open at the prior month
                           end carrying an average reserve, that are still open and carrying an average reserve at the current valuation, due to change in average reserves by Loss
                           Reserving.

INFLATION                  Change in FinR on features open at the prior month
                           end carrying an average reserve that are still open and carrying an average reserve at the current valuation, due to inflationary change in average reserves.

ADJUSTER TO AVERAGE        Change in FinR due to change in carried FinR such
                           that carried FinR was Adj estimate + ANCR at prior month end and is now an average reserve. The change = current average reserve -- prior month's Adj estimate.

AVERAGE TO ADJUSTER        Change in FinR due to change in carried FinR such
                           that carried FinR was an average reserve at prior month end and is now Adj estimate + ANCR. The change
                           = current Adj estimate -- prior month's average reserve.

ADJ CHANGE ABOVE CAP       Change in FinR due to Adjuster changing an
                           above-the-cap Adj estimate.
                           Included here are FinR which equal Adj estimate
                           + ANCR for both the prior month end and the current month. The change = Adj estimate (current) -- Adj estimate (prior month end).

RESEGMENTATION             Change in the FinR due to feature changing region,
                           rate manual group, or line coverage group code.

*** Average reserve means average financial reserve set by Loss Reserving. (usually for BI features with Adj estimates less than $75,000).

SELECTING THE ULTIMATE RESERVE

Selection of the ultimate reserve is driven by the results of the six different indication methods calculated. However, underlying variables must be considered prior to reaching our decision with respect to the ultimate reserve selection for any specific segment.

Once the results of each indication method are delivered, the actuary may consider these questions:

Q. Is the severity for the three "paid" and the three "incurred" methods trending in the same direction?

A. We look to determine if the results of paid methods are trending either up or down in the same direction as the incurred methods. Often however, the results will move in different directions causing the actuaries to look further into closure rates and any process changes our claims organization may have made causing the results to trend apart from each other.

Q. Are the number of exposures going up and the ultimate loss indications going down? If so, what other activity may be impacting results?

A. At this point, our actuaries would look at frequency and severity separately. If the number of exposures is going up, the number of claims should be going up. If not, we would likely look for a shift in the mix of business to determine if this is causing frequency indications to change.

Q.  Is severity moving up and frequency moving down? If so, why?

A. The preferred auto book of business generally (but not always) carries higher limits than the nonstandard book of business. With higher limits, it makes sense that severity will be greater for the preferred business than for the nonstandard business. On the other hand, frequency in the preferred business should be lower than frequency for the non standard business. When severity moves up and frequency moves down, our actuaries will again look for a shift in business mix.

Q. Are today's results consistent with what we expected to happen in prior reviews? If not, what has changed?

A. When this happens, we will often see change in the most recent accident semester (the last number on the diagonal of a triangle) because the most recent accident semester is the one most susceptible to ultimate reserve selections. This will tell us whether we were too aggressive or not aggressive enough assigning a loss development factor to the reserve segment the last time reserves were reviewed.

Q. Are the ultimate loss ratio results and the ultimate pure premium trending in the same direction?

A. If not, we will initially look at our pricing actions to explain the disparity.

There are many other questions that we may ask ourselves when we see results vary from what we expect. Indications alone may not be sufficient to drive the determination of an ultimate reserve.

SECTION V:

PROCESS CHANGES

INTRODUCED IN 2001

Most approaches to loss reserving and financial reporting deal with the aggregation of data over a period of time. As Progressive continues to grow, the ability further to refine, segregate and aggregate similar data into even more segments becomes possible. Last year, we reported that we reviewed in excess of 240 segments, this year that number has climbed to approximately 250 segments. This is important as the greater the number of credible breakdowns we have, the better we are able to price, reserve, and understand why the same line coverages with the same limits profiles differ from state to state.

During 2001, we made a few changes to enhance further our ability to reserve accurately.

- Uninsured Motorist Bodily Injury (UMBI): During 2001, we found that we finally had credible data in the larger states (NY, FL, OH, CA, etc.) to analyze two segments; 1. reserves for policies with limits less than $50,000/$100,000 and 2. reserves for policies with limits equal to or in excess of $50,000/$100,000. We found that reviewing the limits profile separately delivered different results in both development and severity.

- Tropical Storm Allision: We learned a great deal about catastrophic flood losses as a result of Allision. Our process had been to segment by state (or group of states for the smaller states that lacked enough data to provide credibility) comprehensive exposures and group such exposures as flood, wind, and hail together. After Allision, it became apparent that flood losses cost the Company significantly more than other comprehensive losses. As a result, we now segment, review and establish average reserves for flood losses separately from other comprehensive losses, as flood losses have a higher severity than wind and hail. We now carry four different average reserves for comprehensive losses, i.e. flood, wind and hail, theft, and all other.

- Commercial Vehicle: We improved the accuracy of our carried reserves for our Commercial Vehicle business by increasing the threshold. You will recall, when a reported claim is determined to be below the threshold, actuarially established average reserves are assigned to the claim. By increasing the threshold, a significantly larger portion of the total case reserve is now actuarially decided. In addition, we determined we had enough credibility in our data to breakout our specialty commercial vehicle risks into three separate groups to track and trend our experience better as they have differing development and severity characteristics.

                                 SECTION VI:

                                 A CASE STUDY

We will conclude the commentary on the reserving process here but have included several case studies immediately following. In this section, we have included the exact same case study we published in last years report to provide new readers with experience in calculating Loss Reserves. In the following section of this report, Section VII, we have provided a new case study addressing LAE reserves.

The case study immediately following centers around discussing the process we use for reviewing the reserve needs in a given segment. In this case study we will review the following:

-    an indication for the total needed reserves using accident period data

-    an indication of the needed case reserves using record period data

- an indication of the needed IBNR reserve using record within accident period data.

We assembled real data which is used in this case study for your review and reference. This particular example shows countrywide data (excluding a few of the states). Note that all exhibits for both case studies is located at the end of each section.

TOTAL NEEDED LOSS RESERVES REVIEW

There are several key parameters that we consider prior to selecting an ultimate level of needed loss reserves. We will use exhibit 10 to explain considerations we make before making changes to our reserves. Exhibit 10 has been divided into six sections to make it easier for the reader to understand and refer to. Immediately below you will find a description of each section.

     SECTION A In this section we show the results of the six different projection methods along with other meaningful data. The ending date of the accident period (we are studying semi annual accident periods in this example) is displayed down the far left (column 1). The six columns immediately following are the results of the six estimation methods previously discussed in this document and are used to project ultimate needed reserves. Columns 8, 9, and 10 show the case incurred (paid + outstanding case reserves) as of the review date, paid losses as of the review date and the indicated ultimate. Below is a description of each of the columns in section A.

     COLUMN 1:    Semiannual accident periods ending: The ending date of the accident period under review.

     COLUMN 2:    Paid Method -- triangular projection of the paid loss amounts to ultimate value.

     COLUMN 3:    Average Paid Method -- average paids are displayed in the
                  triangular format then projected to ultimate by accident period. This ultimate severity is then multiplied by the ultimate number of claims to be paid to estimate ultimate losses.

     COLUMN 4:    B-F Paid Method -- this method determines an expected amount of future paid loss development by accident period (age) then adds this amount to the actual paid-to-date future estimated ultimate loss for that accident period. This method was earlier referred to as modified paid method.

     COLUMN 5:    Incurred Method -triangular projection of the incurred loss amounts to ultimate value.

     COLUMN 6:    Average Incurred method -- average incurreds are displayed in the triangular format then projected to ultimate by accident period. This ultimate severity is then multiplied by the ultimate number of claims incurred to estimate ultimate losses.

     COLUMN 7:    B-F incurred method -- this method determines an expected
                  amount of future incurred loss development by accident period
                  (age) then adds this amount to the actual incurred-to-date future estimated ultimate loss for that accident period. This method was earlier referred to as modified incurred method.

     COLUMN 8:    Case Inc'd Losses as of Feb-2001 -- We show here the incurred
                  (paid plus case reserves) losses by accident period as of the evaluation date; in this case Feb-2001. We take these amounts from the last diagonal of the incurred amount triangle.

     COLUMN 9:    Paid Losses as of Feb-2001 -- Paid loss amounts by accident period as of the evaluation date of Feb-2001 are shown here.
                  We pull these amounts from the last diagonal of the paid amount triangle.

     COLUMN 10:   Indicated Ultimate -- These are selected indicated ultimate loss costs by accident period.

     EXHIBIT 10, SECTION B displays the different projections for the ultimate number of claims to be paid by accident period along with information regarding claims payment patterns and reporting patterns. There are eight columns shown in this section. Column 1 is the closure rate at the first evaluation as taken from the development triangle. You will recall from our prior discussion that closure rate is number of features closed with payment divided by the ultimate number of features to be paid. We use this information to identify whether or not there is a change in the time it takes to settle claims.

     COLUMN 2 shows the CWP rate (closed without payment) at the first evaluation point in the development triangle. The CWP rate equals the number of features closed without payment divided by the number of features recorded. We use this statistic to understand or identify any change in the reporting of claims to Progressive. In column 3 we show the indicated ultimate CWP rate. The ultimate CWP rate is used when determining the ultimate claim count projection.

     COLUMNS 4 THROUGH 7 are the results of the four projection methods we use to determine the ultimate number of features to be paid. They are a) paid count method b) closed with payment count method c) incurred count method and d) ultimate number of recorded counts times one minus the ultimate CWP rate method. The last projection, recorded*(1-CWP rate), is completed by projecting the ultimate number of features to be recorded by accident period then multiplying by the complement of the ultimate CWP rate.

     COLUMN 8 in section B is the selected ultimate number of claims to be paid by accident period. You will notice that in this example the selected ultimate number of claims to be paid column exactly matches the Recorded *(1-CWP) rate count method. This method is often selected (although not always) since the underlying number recorded data generally displays a consistent development pattern. Also, the CWP rate tends to be reasonably consistent with historical values.

     EXHIBIT 10, SECTION C shows loss severities by accident period resulting from each of the six different estimation methods described in section A. Two indications, average paid (column 3) and average incurred (column 6), are the ultimate from the triangles of average severity values while the others are the projected ultimate loss amounts divided by the projected ultimate counts by accident period.

     The lower portion of section C shows the change in the indicated ultimate severities from the prior accident period for each projection.

     EXHIBIT 10, SECTION D, bottom right, is included to show growth statistics, earned premium (EP) and exposures (defined as earned car years (ECY)) for the segment under review. We show the CALENDAR PERIOD earned premium, earned exposures and the average earned premium (EP/ECY's = AEP). We also show the change in exposures from prior periods as well as the change in the average earned premium.

     EXHIBIT 10, SECTION E contains our indicated ultimate frequency and severity by accident period. The frequency (f) is the ultimate number of claims to be paid divided by the number of earned exposures (# claims / # ECY's = f). Severity (s) is our selected ultimate loss costs by accident period divided by the ultimate number of claims to be paid by accident period ($ loss / # claims = s).

     The bottom portion of section E includes the indicated loss ratio (Indicated Ultimate $Loss/EP) and the Indicated Pure Premium (Indicated Ultimate$Loss/ECY's).

     EXHIBIT 10, SECTION F is the "Retrospective Comparison of Indicated Ultimates". This table compares the selected ultimates made during this review to the selected ultimates we made the last time we reviewed the segment. The purpose for the comparison is to identify how much the current selection differs from the prior selections. We then decide if some or all of the accident period statistics need to be reviewed further in order to understand the changes we are seeing within the data.

REVIEWING THE INFORMATION INCLUDED ON THE SUMMARY

We review the following data from exhibit 10 to help ensure our indication is reasonable:

- The results of the six loss development methods. An ultimate loss for each accident period is then selected.

- The range of the indications resulting from the different projections in section A. In this case the reserve adequacy ranges from a deficiency of $7.8 million (column 2) to a deficiency of $3.9 million (column 6). The range of the indicated ultimate loss costs is also reviewed for the last accident period. The example shows a range from $227.2 million (column 6) to $229.2 million (column 2).

- The results of the four count development methods. An ultimate count for each accident period is then selected.

- The closure rate over time to determine possible influences internal process changes have had on the paid projections. In section B, column 1, the closure rate for the last accident period is 90.0%. This is consistent with the historical values.

- The CWP rates over time to determine possible influences process or reporting pattern changes may have on the incurred projections (section B, column 2).

- The ultimate frequency (f) indication is also reviewed, section E, column 3, along with the trend (change over time, column 4). Does the change in frequency over time appear to be reasonable?

- The indicated ultimate severity (section E, column 1). Changes in the accident period severity (s) are compared to other studies available and also to the expected annual trend.

- The indicated ultimate severity (s) is compared to the projected value from the avg. paid (section C, column 3) and avg. incurred indications (section C, column 6). If there is a question about the ultimate severity, we will look at the change in severity resulting from each projection to give credence to our selected changes.

- The retrospective comparison of indicated ultimates in section F to determine if we are changing our opinion significantly from our last review and if so, we review the underlying data which produced the change in the indication.

In studying the reserve indications, other triangles of several different statistics are reviewed including the following:

- a triangle showing the average adjusters case reserves to see if the adequacy of the case reserves is changing

- triangles showing our paid to date amount divided by our selected ultimate loss

- triangles showing our adjuster incurred to date divided by our selected ultimate losses

The three triangles mentioned immediately above are not shown in this report.

CASE RESERVE REVIEW

The data used in the summary discussed above is sorted by accident period. Indications based on data sorted by record date are also reviewed. Record date indications project ultimate costs for the claims that have been recorded to date (i.e. it only includes reserves for know claims) and is needed to project total needed case reserves. Exhibit 11 shows the parameters that are compared and contrasted. Many are similar to the summary for the accident period review. The primary difference between the accident period and record period review summaries is that exposure and premium data are not included: Frequency, loss ratio or pure premium are not included on the record period summary because it is not appropriate to relate record period losses to the exposure and premium statistics.

The sections are labeled according to the information included and are consistent with the prior summary page for the accident period analysis.

     SECTION A - six projections of ultimate cost by record period

     SECTION B - projection of the ultimate number of claims to be paid by record period

     SECTION C - indicated severities by record period for each projection method

     SECTION D - intentionally left blank as mentioned above

     SECTION E - ultimate severity by record period, again there is no frequency, loss ratio or pure premium statistics included

     SECTION F - retrospective comparison of indicated ultimates

Our approach for reviewing the record period analysis is similar to the review of the accident period projections. The range of indications is studied. The range of the indicated cost for the last record period shown is also reviewed. Here, the range is from $222.9 million (section A, column 3) to $223.5 million (section A, column 2). A selection is then made and document it in the column entitled "indicated ultimate" (section A, column 10).

The results in Section B are also reviewed by studying the range of the indication for the ultimate number of claims to be paid by record period. The CWP rate is reviewed to note if any change in pattern appears.

The next step is to look at the ultimate severities (section E) by record period and note any unusual trends. The case incurred loss total (Section A column 8) is compared to total indicated ultimate (Section A column 10). In exhibit 11 compare $1.766 billion to the total indicated ultimates of $1.763 billion. The results of this comparison tell us that the case reserves are expected to develop downward by approximately $3.0 million.

Next look at the incurred method projection total of $1.763 billion (exhibit 11, column 5). Historical development suggests that downward development will occur. Finally, review of the retrospective comparison (exhibit 11, section F) of indicated values may point toward a particular record period that may need to be reviewed for some unexpected emerging development.

In the example shown here, the indicated required reserve is $31.4 million (Section A, column 10). Carried reserves are $29.8 million indicating a deficiency of $1.6 million, or about 5%.

IBNR RESERVE

EXHIBIT 12 THROUGH EXHIBIT 17 show the calculations for the IBNR reserve projection. The data for IBNR analyses is organized into record lag periods following the accident date. This format, record within accident period reports, separates all losses from a particular accident quarter into lag groups according to the quarter in which the loss is recorded.

In defining a lag group please refer to the attached exhibit 12; the development triangle of recorded claim count for the appropriate accident quarters. The numbers in the first column are considered claims reported in lag-group 0. The reason this is labeled as lag 0 is that these claims were reported in the period they occurred, therefore, no lag exists. The difference in the counts shown in column 2 and column 1 is the number of claims belonging to lag-group 1 because these counts are considered to be recorded one quarter late. The number of claims in the lag group 2 column are considered to be the number of claims reported 2 quarters late. The same logic applies for lag groups 3, 4, 5, 6 etc. Ultimate loss cost are then projected for each lag-group by accident quarter. The development of the loss amounts for each lag-group for a particular accident quarter is the changing valuation of a finite set of claims.

FROM EXHIBIT 12, the number of claims recorded in the first column for accident quarter ending May, 2000 is 86,802. In projecting the ultimate cost of these lag-group 0 claims the cost of only these 86,802 claims is tracked. The number shown in column 2 is 90,012 which is greater than the column 1 value by 3,210 which are the total lag-group 1 claims for this accident quarter. The cost of these 3,210 claims are developed to ultimates to determine lag group 1 costs.

EXHIBITS 13 AND 14 show the development triangles for lag-group 1 and lag-group 2 incurred losses as examples of this projection. You should note that the triangles are truncated at the tenth evaluation column for display purposes. The calculated link or development factors from the history shown are included. At the bottom of the exhibits different averages of the historical development factors are shown, then the selected incremental loss development factors are shown. The selected factor is the expectation of how the amounts will develop during the next period. Finally, the cumulative development factor (i.e. the product of all preceding incremental factors) is shown which when applied to the figures in the last diagonal of the triangle provides the projected ultimate cost for the applicable accident quarter.

EXHIBIT 13, lag group 1, shows at the bottom of the first column averages of the historical loss development factors ranging from 0.964 to 0.973. The selected incremental factor is 0.964. When the selected factor is applied to the cumulative factor in the second column of 0.989 it calculates a cumulative factor of 0.954.

By multiplying 0.954 by the figure in the last diagonal located in first column (9,391,582) gives us the projected ultimate cost for accident quarter ending Nov-2000 lag-group 1 losses of $8,959,569 shown at the very bottom of the page as well as on the right hand side of the exhibit.

If you followed these steps for lag-group 1 loss projections, you can apply the same steps for lag-group 2 loss development as shown in exhibit 14. By doing this, you will determine that the projected ultimate cost for accident quarter ending Aug.-2000 lag-group 2 losses are $1,880,756.

Once the ultimate loss cost by accident quarter and lag-group are projected, we then array the numbers as shown in the top triangle on exhibit 15, "Incurred Losses Quarterly Lag 0-7 Emergence IBNR Analysis". Note the amount shown at the bottom of the column labeled 1 (lag-group 1) is $8,959,569. Lag-group 2 is $1,880,756. These results come directly from Exhibits 13 and 14 previously reviewed.

Now that past projected IBNR losses for individual accident periods have been obtained, estimates for future emergence of IBNR losses must be projected. To do this, you must inflate past costs to current dollars because these losses were incurred during a prior period and are not stated in current dollars. Inflated incurred losses are shown in the triangle on the bottom portion of exhibit 15. For accident quarter Aug-2000, lag group 1, the ultimate of $8,396,780 inflated forward one quarter at an annual rate of 4.5% equals $8,489,690.

Next, calculate pure premiums by dividing the losses by earned car years (ECY's) to relate the losses from each accident period on a consistent basis. These pure premiums are as shown on exhibit 16. Once the pure premium is calculated, an average pure premium is selected for each lag-group.

In EXHIBIT 16 the selected pure premium for each lag-group in current dollars are inflated to the future points in time when they are expected to emerge. For the most recent accident quarter ending Feb-2001, we expect $11.379 ($11.255 inflated by the annual rate of 4.5%: = 11.255 * (1.045) to the power of 1/4th) to emerge one quarter late for every earned car year in the quarter ending Feb-2001. Subsequent IBNR loss amounts per earned car year, inflated into the future, are displayed. Note that no IBNR pure premium is required for lag-period one for the quarter ending Nov-2000, as these losses have already been recorded at Feb-2001. The same reasoning applies to the other blank cells shown in the exhibit.

The far right column in exhibit 16 is the sum of all inflated expected future pure premiums for late reported claims by accident period. Only the first seven quarters are displayed, but this calculation is carried out up to six years of lag.

In the following EXHIBIT 17, the total future pure premiums (PP) for expected IBNR are converted to earned premium factors. The product of PP and earned exposures equals the required IBNR. By dividing the required IBNR by the earned premium it will provide the required IBNR factors (column 5). Next, convert to earned premium factors for the calculation of INBR going forward to accommodate any short-term shifts in product mix that would not otherwise appear in exposure data. Required IBNR factors are then compared to the current factors to assist in determining a new set of selected factors to establish our IBNR reserve.

IBNR loss emergence during the last 6 months (since Aug-2000) of $18,130,936, are shown by accident quarter in column 7. These late reported losses plus future expected emergence for accidents prior to Aug-2000, equals $30,236,912. This amount is labeled "Six Mth Runoff Estimate #1". The future expected emergence for accidents prior to and including Aug-2000 equals the total expected emergence minus the expected emergence for accident quarters ending Nov-2000 and Feb-2001, ($34,584,463 - $6,485,294 - $15,993,193 = $12,105,976).
In other words, the IBNR estimate of $30,236,912 = $18,130,936 + 12,105,976.
This IBNR reserve amount is compared to the carried IBNR reserve six months prior.

COLUMNS 8 AND 9 IN EXHIBIT 17 develop estimated required IBNR factors using a similar approach as the one just discussed (i.e. emerged since Aug-2000) only we take an average of the amounts emerging during the last three six month periods.

RECONCILIATION OF THE ULTIMATE VALUE

EXHIBIT 17 develops an indicated needed IBNR amount of $34,584,463. The record period analysis generated an indicated total needed CASE RESERVES of $31,425,000 which, together indicates total needed reserves of $66.0 million. The result of the accident period review was a total needed reserve amount of $65.1 million. These two approaches are reasonably close, within 1.5% of each other.

In the example above, with an difference of 1.5%, we will generally accept a level of carried reserves between the two amounts ($65.1 million and $66.0 million). However, if the difference is greater than 5%, we will typically do additional analyses to explain differences between the accident period indication and the sum of the record and IBNR indication. Part of any discrepancy may be due to open claims included in the record period analysis that are not, by definition, included in the accident period analysis. By increasing the number of years included in the analysis we can reduce this bias. Another reason may be a changing frequency of late reported claims.

We will conclude the loss reserve case study here. In the next section, Section VII, we will review Loss Adjustment Expenses.

EXHIBIT 10

                  COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001

                    ACCIDENT PERIOD ANALYSIS - ZERO RUNOFF

====================================================================================================================================
                                                                    SECTION A
COLUMN #      (1)          (2)              (3)             (4)                                                           (5)
                                                                          Berquist-        Least           Least
          Semiannual                         Avg             B-F           Sherman        Squares         Squares
           Accident         Paid            Paid            Paid            Paid          Paid PP         Paid LR        Incurred
           Periods         Method          Method          Method          Method          Method         Method          Method
            Ending       Ult ($000)      Ult ($000)      Ult ($000)      Ult ($000)      Ult ($000)     Ult ($000)      Ult ($000)
            ------       ----------      ----------      ----------      ----------      ----------     ----------      ----------
                Aug-94      50,160          50,155          50,160          50,160         50,160          50,160          50,160
                Feb-95      66,227          66,228          66,227          66,227         66,227          66,227          66,227
                Aug-95      76,527          76,517          76,527          76,527         76,528          76,525          76,527
                Feb-96      84,899          84,891          84,899          84,881         84,895          84,926          84,928
                Aug-96      83,102          83,100          83,102          83,047         83,099          83,094          83,095
                Feb-97      93,967          93,954          93,967          93,939         93,958          93,980          93,973
                Aug-97     108,819         108,796         108,819         108,753        108,808         108,817         108,814
                Feb-98     126,612         126,594         126,612         126,479        126,599         126,560         126,553
                Aug-98     134,107         133,909         134,106         133,834        133,884         133,809         133,826
                Feb-99     149,979         149,734         149,979         149,557        149,736         149,660         149,685
                Aug-99     173,364         173,129         173,363         172,622        173,113         172,856         172,944
                Feb-00     202,912         202,621         202,910         201,982        202,579         202,166         202,412
                Aug-00     214,407         214,599         214,412         213,467        213,376         212,598         213,924
                Feb-01     229,231         227,244         229,015         223,492        223,213         223,494         228,393

                 Total    1,794,313      1,791,472       1,794,097       1,784,968      1,786,174       1,784,871       1,791,462

             Paid Loss    1,727,840      1,727,840       1,727,840       1,727,840      1,727,840       1,727,840       1,727,840


Required Reserve           66,473           63,631          66,257          57,127         58,334          57,031          63,622

Held Reserve               58,616           58,616          58,616          58,616         58,616          58,616          58,616
Reserve Adequacy           (7,857)          (5,015)         (7,641)          1,489            283           1,585          (5,006)

====================================================================================================================================
                                                                 SECTION A
COLUMN #      (1)              (6)             (7)
                                                             Berquist-        Least          Least
          Semiannual           Avg             B-F           Sherman        Squares         Squares
           Accident         Incurred        Incurred        Incurred        Inc'd PP       Inc'd LR
           Periods           Method          Method          Method          Method         Method
            Ending         Ult ($000)      Ult ($000)      Ult ($000)      Ult ($000)     Ult ($000)
            ------         ----------      ----------      ----------      ----------     ----------
                Aug-94        50,155          50,160          50,160          50,160          50,160
                Feb-95        66,228          66,227          66,227          66,227          66,227
                Aug-95        76,517          76,527          76,527          76,525          76,525
                Feb-96        84,937          84,928          84,928          84,926          84,926
                Aug-96        83,100          83,095          83,101          83,094          83,094
                Feb-97        93,954          93,973          93,991          93,980          93,976
                Aug-97       108,796         108,814         108,906         108,817         108,809
                Feb-98       126,529         126,553         126,704         126,560         126,555
                Aug-98       133,838         133,826         134,081         133,809         133,807
                Feb-99       149,659         149,685         149,894         149,660         149,658
                Aug-99       172,871         172,945         173,152         172,856         172,797
                Feb-00       202,427         202,416         202,532         202,166         201,982
                Aug-00       214,095         213,940         213,930         212,598         212,550
                Feb-01       227,244         228,379         227,109         223,494         223,466

                 Total     1,790,350       1,791,468       1,791,242       1,784,871       1,784,530

             Paid Loss     1,727,840       1,727,840       1,727,840       1,727,840       1,727,840


Required Reserve             62,510          63,628          63,401          57,031         56,690

Held Reserve                 58,616          58,616          58,616          58,616         58,616
Reserve Adequacy             (3,894)         (5,012)         (4,785)         1,585           1,926

====================================================================================================================================
                                            SECTION A
COLUMN #      (1)                               (8)           (9)             (10)

          Semiannual                       Case Inc'd         Paid
           Accident                        Loss as of      Loss as of
           Periods                         02/28/2001      02/28/2001      Indicated
            Ending                           ($000)          ($000)         Ultimate
            ------                           ------          ------         --------
                Aug-94                        50,160          50,160         50,160
                Feb-95                        66,227          66,227         66,228
                Aug-95                        76,527          76,527         76,527
                Feb-96                        84,928          84,881         84,928
                Aug-96                        83,101          83,077         83,101
                Feb-97                        93,991          93,934         93,991
                Aug-97                       108,834         108,762        108,834
                Feb-98                       126,583         126,481        126,583
                Aug-98                       133,788         133,582        133,935
                Feb-99                       149,555         149,165        149,787
                Aug-99                       172,381         171,756        173,285
                Feb-00                       200,448         199,136        202,814
                Aug-00                       208,102         204,735        214,473

                Feb-01                       207,642         179,418        228,251


                 Total                     1,762,267       1,727,840      1,792,897
             Paid Loss                                                    1,727,840

Required Reserve                                                             65,057
Held Reserve                                                                 58,616

Reserve Adequacy                                                             (6,441)



================================================================================================================================
                                                           SECTION B
       (1)             (2)            (3)              (4)            (5)              (6)             (7)             (8)
                                                                                                    Recorded
                                                                     Closed                         *(1-CWP
                                    INDICATED         Paid            w/Pay         Incurred         Rate)         INDICATED
  Closure Rate       CWP Rate       ULTIMATE         Counts          Counts          Counts          Counts        ULTIMATE
    @6 months       @6 months       CWP RATE         Method          Method          Method          Method         COUNTS
    ---------       ---------       --------         ------          ------          ------          ------         ------
      88.2%           26.0%           28.5%          29,468          29,468          29,468          29,468         29,468
      89.5%           27.3%           29.8%          37,976          37,976          37,976          37,975         37,975
      89.4%           26.8%           29.3%          42,772          42,772          42,772          42,771         42,771
      89.8%           26.9%           29.5%          46,538          46,538          46,541          46,541         46,541
      87.8%           27.5%           30.3%          44,277          44,277          44,276          44,273         44,273
      88.1%           29.1%           32.0%          49,714          49,714          49,712          49,711         49,711
      87.6%           30.5%           33.2%          56,847          56,848          56,844          56,842         56,842
      90.9%           31.9%           33.9%          65,536          65,537          65,530          65,525         65,525
      90.6%           31.3%           33.3%          70,639          70,638          70,635          70,627         70,627
      90.1%           33.4%           35.5%          75,502          75,504          75,487          75,471         75,471
      89.6%           37.2%           39.6%          86,188          86,190          86,161          86,134         86,134
      90.8%           42.3%           44.1%          96,637          96,643          96,577          96,578         96,578
      89.5%           43.2%           45.2%         100,982         100,927         100,814         100,893        100,893
      90.0%           43.4%           45.2%         105,963         105,596         105,722         104,914        104,914

                                                    909,039         908,628         908,515         907,723        907,723

================================================================================================================================



                                                   SECTION C   x                 x           x
COLUMN #     (1)            (2)             (3)             (4)                                                           (5)
          Semiannual                                                      Berquist-        Least           Least
           Accident                          Avg             B-F           Sherman        Squares         Squares
           Periods          Paid            Paid            Paid            Paid          Paid PP         Paid LR        Incurred
            Ending        Severity        Severity        Severity        Severity        Severity       Severity        Severity
            ------        --------        --------        --------        --------        --------       --------        --------
                Aug-94      1,702           1,702           1,702           1,702          1,702           1,702           1,702
                Feb-95      1,744           1,744           1,744           1,744          1,744           1,744           1,744
                Aug-95      1,789           1,789           1,789           1,789          1,789           1,789           1,789
                Feb-96      1,824           1,824           1,824           1,824          1,824           1,825           1,825
                Aug-96      1,877           1,877           1,877           1,876          1,877           1,877           1,877
                Feb-97      1,890           1,890           1,890           1,890          1,890           1,891           1,890
                Aug-97      1,914           1,914           1,914           1,913          1,914           1,914           1,914
                Feb-98      1,932           1,932           1,932           1,930          1,932           1,931           1,931
                Aug-98      1,899           1,896           1,899           1,895          1,896           1,895           1,895
                Feb-99      1,987           1,984           1,987           1,982          1,984           1,983           1,983
                Aug-99      2,013           2,010           2,013           2,004          2,010           2,007           2,008
                Feb-00      2,101           2,098           2,101           2,091          2,098           2,093           2,096
                Aug-00      2,125           2,127           2,125           2,116          2,115           2,107           2,120
                Feb-01      2,185           2,166           2,183           2,130          2,128           2,130           2,177

                 Total

                                                   SECTION C   x                 x           x
COLUMN #     (1)                 (6)              (7)
          Semiannual                                               Berquist-         Least         Least
           Accident               Avg             B-F               Sherman        Squares         Squares
           Periods             Incurred        Incurred            Incurred       Inc'd PP        Inc'd LR
            Ending             Severity        Severity            Severity       Severity        Severity
            ------             --------        --------            --------       --------        --------
                Aug-94           1,702           1,702                1,702          1,702           1,702
                Feb-95           1,744           1,744                1,744          1,744           1,744
                Aug-95           1,789           1,789                1,789          1,789           1,789
                Feb-96           1,825           1,825                1,825          1,825           1,825
                Aug-96           1,877           1,877                1,877          1,877           1,877
                Feb-97           1,890           1,890                1,891          1,891           1,890
                Aug-97           1,914           1,914                1,916          1,914           1,914
                Feb-98           1,931           1,931                1,934          1,931           1,931
                Aug-98           1,895           1,895                1,898          1,895           1,895
                Feb-99           1,983           1,983                1,986          1,983           1,983
                Aug-99           2,007           2,008                2,010          2,007           2,006
                Feb-00           2,096           2,096                2,097          2,093           2,091
                Aug-00           2,122           2,120                2,120          2,107           2,107
                Feb-01           2,166           2,177                2,165          2,130           2,130

                 Total

                                                                          Change in      Change in       Change in
          Semiannual                      Change in       Change in       Berquist-        Least           Least
           Accident       Change in          Avg             B-F           Sherman        Squares         Squares        Change in
           Periods          Paid            Paid            Paid            Paid          Paid PP         Paid LR        Incurred
            Ending        Severity        Severity        Severity        Severity        Severity       Severity        Severity
            ------        --------        --------        --------        --------        --------       --------        --------
            Aug-94              NA              NA              NA              NA             NA              NA              NA
            Feb-95            2.5%            2.5%            2.5%            2.5%           2.5%            2.5%            2.5%
            Aug-95            2.6%            2.6%            2.6%            2.6%           2.6%            2.6%            2.6%
            Feb-96            2.0%            2.0%            2.0%            1.9%           1.9%            2.0%            2.0%
            Aug-96            2.9%            2.9%            2.9%            2.9%           2.9%            2.9%            2.9%
            Feb-97            0.7%            0.7%            0.7%            0.7%           0.7%            0.7%            0.7%
            Aug-97            1.3%            1.3%            1.3%            1.2%           1.3%            1.3%            1.3%
            Feb-98            0.9%            0.9%            0.9%            0.9%           0.9%            0.9%            0.9%
            Aug-98           -1.7%           -1.9%           -1.7%           -1.8%          -1.9%           -1.9%           -1.9%
            Feb-99            4.7%            4.6%            4.7%            4.6%           4.7%            4.7%            4.7%
            Aug-99            1.3%            1.3%            1.3%            1.1%           1.3%            1.2%            1.2%
            Feb-00            4.4%            4.4%            4.4%            4.4%           4.4%            4.3%            4.4%
            Aug-00            1.1%            1.4%            1.1%            1.2%           0.8%            0.7%            1.2%
            Feb-01            2.8%            1.8%            2.7%            0.7%           0.6%            1.1%            2.7%

             Total

===================================================================================================================================
                                                              Change in      Change in       Change in
          Semiannual          Change in       Change in       Berquist-          Least           Least
           Accident              Avg             B-F            Sherman        Squares         Squares
           Periods            Incurred        Incurred         Incurred       Inc'd PP        Inc'd LR
            Ending            Severity        Severity         Severity       Severity        Severity
            ------            --------        --------         --------       --------        --------
            Aug-94                  NA              NA              NA             NA              NA
            Feb-95                2.5%            2.5%            2.5%           2.5%            2.5%
            Aug-95                2.6%            2.6%            2.6%           2.6%            2.6%
            Feb-96                2.0%            2.0%            2.0%           2.0%            2.0%
            Aug-96                2.8%            2.9%            2.9%           2.9%            2.9%
            Feb-97                0.7%            0.7%            0.7%           0.7%            0.7%
            Aug-97                1.3%            1.3%            1.3%           1.3%            1.3%
            Feb-98                0.9%            0.9%            0.9%           0.9%            0.9%
            Aug-98               -1.9%           -1.9%           -1.8%          -1.9%           -1.9%
            Feb-99                4.6%            4.7%            4.6%           4.7%            4.7%
            Aug-99                1.2%            1.2%            1.2%           1.2%            1.2%
            Feb-00                4.4%            4.4%            4.3%           4.3%            4.2%
            Aug-00                1.2%            1.2%            1.1%           0.7%            0.7%
            Feb-01                2.1%            2.7%            2.1%           1.1%            1.1%

             Total

====================================================================================================================================
===================================================================================================================================
                                                 SECTION D
                      EARNED                        Change in                        Change
                     Premium         Earned          Earned                            In
                      ($000)        Exposures       Exposures        Avg EP          Avg EP
                      ------        ---------       ---------        ------          ------
                      89,251         422,904                           211
                      98,904         508,182         20.2%             195            -7.8%
                     109,715         594,217         16.9%             185            -5.1%
                     111,725         601,429          1.2%             186             0.6%
                     119,401         624,412          3.8%             191             2.9%
                     131,031         671,355          7.5%             195             2.1%
                     156,037         790,363         17.7%             197             1.2%
                     183,355         922,102         16.7%             199             0.7%
                     204,961       1,022,919         10.9%             200             0.8%
                     217,902       1,082,352          5.8%             201             0.5%
                     246,091       1,229,677         13.6%             200            -0.6%
                     274,950       1,403,549         14.1%             196            -2.1%
                     303,192       1,570,679         11.9%             193            -1.5%
                     325,232       1,679,639          6.9%             194             0.3%

                    2,571,746      13,123,779

================================================================================================================================
                                  SECTION E

             (1)             (2)             (3)             (4)

          INDICATED        CHANGE        INDICATED        Change
          ULTIMATE           IN          ULTIMATE           In
          SEVERITY        SEVERITY       FREQUENCY       Frequency
          --------        --------       ---------       ---------
            1,702                          6.97%
            1,744           2.5%           7.47%            7.2%
            1,789           2.6%           7.20%           -3.7%
            1,825           2.0%           7.74%            7.5%
            1,877           2.9%           7.09%           -8.4%
            1,891           0.7%           7.40%            4.4%
            1,915           1.3%           7.19%           -2.9%
            1,932           0.9%           7.11%           -1.2%
            1,896          -1.8%           6.90%           -2.8%
            1,985           4.7%           6.97%            1.0%
            2,012           1.4%           7.00%            0.5%
            2,100           4.4%           6.88%           -1.8%
            2,126           1.2%           6.42%           -6.6%
            2,176           2.3%           6.25%           -2.8%





                         Indicated       Indicated
                            Loss           Pure
                           Ratio          Premium
                           -----          -------
                           56.2%            119
                           67.0%            130
                           69.8%            129
                           76.0%            141
                           69.6%            133
                           71.7%            140
                           69.7%            138
                           69.0%            137
                           65.3%            131
                           68.7%            138
                           70.4%            141
                           73.8%            145
                           70.7%            137
                           70.2%            136

                           69.7%            137

===============================================================================



===================================================================================================================================

                                                 SECTION F

                                 RETROSPECTIVE COMPARISON OF INDICATED ULTIMATES

                    Semiannual      Ultimate       Semiannual        Est Ult        Ultimate
                     Accident        Loss at        Accident         Loss at         Loss at
                     Periods       11/30/1999        Periods       11/30/1999      02/28/2001        Change
                      Ending         ($000)          Ending          ($000)          ($000)          ($000)
                      ------         ------          ------          ------          ------          ------
                         Apr-94      40,318          Aug-94           50,426          50,160           (266)
                         Oct-94      55,479          Feb-95           66,328          66,228           (101)
                         Apr-95      71,753          Aug-95           76,902          76,527           (375)
                         Oct-95      79,477          Feb-96           82,871          84,928          2,057
                         Apr-96      84,568          Aug-96           84,073          83,101           (973)
                         Oct-96      83,826          Feb-97           95,763          93,991         (1,772)
                         Apr-97     101,731          Aug-97          108,771         108,834             63
                         Oct-97     112,291          Feb-98          120,002         126,583          6,581
                         Apr-98     123,857          Aug-98          140,340         133,935         (6,405)
                         Oct-98     148,582          Feb-99          148,019         149,787          1,768
                         Apr-99     147,738          Aug-99          173,687         173,285           (401)
                         Oct-99     186,662          Feb-00          200,606         202,814          2,208
                         Apr-00     207,579          Aug-00          213,901         214,473            572
                         Oct-00     217,061          Feb-01            NA            228,251            NA

                   Total 13 sem        NA                          1,561,690       1,564,647          2,957
                           Total  1,660,922                            NA          1,792,897            NA
================================================================================================================================

                   COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001
EXHIBIT 11
                      RECORD PERIOD ANALYSIS - ZERO RUNOFF

==================================================================================================================================
                                                                                  SECTION A
COLUMN #              (1)                   (2)                (3)                   (4)                  (5)              (6)

                   Semiannual                                  Avg                    B-F                                  Avg
                    Accident               Paid                Paid                  Paid               Incurred         Incurred
                     Periods               Method              Method                Method               Method           Method
                     Ending             Ult ($000)          Ult ($000)            Ult ($000)           Ult ($000)       Ult ($000)
                     ------             ----------          ----------            ----------           ----------       ---------
                      Aug-94               49,101              49,101                49,101               49,101           49,101
                      Feb-95               64,709              64,709                64,709               64,709           64,709
                      Aug-95               74,983              74,981                74,983               74,983           74,981
                      Feb-96               83,804              83,808                83,804               83,834           83,834
                      Aug-96               81,391              81,392                81,391               81,391           81,391
                      Feb-97               92,678              92,671                92,678               92,676           92,671
                      Aug-97              105,495             105,495               105,495              105,521          105,518
                      Feb-98              126,978             126,973               126,978              127,014          127,009
                      Aug-98              131,328             131,306               131,328              131,273          131,260
                      Feb-99              148,597             148,553               148,597              148,491          148,471
                      Aug-99              169,402             169,321               169,402              169,255          169,210
                      Feb-00              200,929             200,854               200,929              200,726          200,711
                      Aug-00              210,924             210,838               210,924              210,480          210,606
                      Feb-01              223,481             222,934               223,447              223,213          223,192


                       Total            1,763,799           1,762,936             1,763,765            1,762,667        1,762,663

                   Paid Loss            1,731,673           1,731,673             1,731,673            1,731,673        1,731,673



Required Reserve                           32,126              31,263                32,092               30,994           30,989

Held Reserve                               29,833              29,833                29,833               29,833           29,833
Reserve Adequacy                           (2,293)             (1,430)               (2,258)              (1,161)          (1,156)



========================================================================================

COLUMN #                   (7)               (8)              (9)             (10)

                           B-F           Case Inc'd          Paid
                        Incurred         Loss as of       Loss as of
                          Method          02/28/2001      02/28/2001       Indicated
                       Ult ($000)          ($000)           ($000)          Ultimate
                       ----------          ------           ------
                          49,101            49,101           49,101           49,101
                          64,709            64,709           64,709           64,709
                          74,983            74,983           74,983           74,983
                          83,834            83,834           83,804           83,834
                          81,391            81,392           81,390           81,391
                          92,676            92,678           92,676           92,676
                         105,521           105,529          105,492          105,507
                         127,014           127,034          126,970          126,994
                         131,273           131,284          131,190          131,295
                         148,491           148,518          148,400          148,533
                         169,255           169,353          169,073          169,307
                         200,726           200,891          200,026          200,812
                         210,480           210,490          207,637          210,709

                         223,213           226,302          196,223          223,247


                       1,762,667         1,766,100        1,731,673        1,763,099
                       1,731,673                                           1,731,673


Required Reserve          30,994                                              31,425
Held Reserve              29,833                                              29,833
Reserve Adequacy          (1,160)                                             (1,592)


========================================================================================================================
                                                      SECTION B
     (1)               (2)            (3)                (4)                (5)               (6)               (7)

                                                                                            Recorded
                                                        Closed                              *(1-CWP
                    INDICATED        Paid               w/Pay             Incurred           Rate)            Indicated
   CWP Rate         ULTIMATE        Counts              Counts             Counts            Counts           Ultimate
  @6 months         CWP RATE        Method              Method             Method            Method            Counts
  ---------         --------        ------              ------             ------            ------
    26.2%            28.6%          29,221              29,221              29,221           29,221            29,221
    27.4%            29.7%          37,702              37,702              37,702           37,702            37,702
    27.0%            29.2%          42,496              42,496              42,496           42,495            42,495
    27.1%            29.3%          46,361              46,361              46,363           46,363            46,363
    27.8%            30.4%          43,814              43,814              43,815           43,815            43,815
    29.2%            31.9%          49,643              49,644              49,642           49,639            49,639
    30.6%            33.2%          56,179              56,180              56,181           56,179            56,179
    32.0%            33.9%          66,459              66,460              66,459           66,457            66,457
    31.3%            33.3%          70,444              70,443              70,439           70,432            70,432
    33.4%            35.4%          75,219              75,220              75,208           75,197            75,197
    37.2%            39.5%          85,782              85,784              85,764           85,741            85,741
    42.3%            44.0%          96,434              96,440              96,405           96,398            96,398
    43.2%            45.2%         100,498             100,502             100,397          100,457           100,457
    43.3%            45.2%         105,045             104,838             104,669          104,659           104,659


                                   905,297             905,105             904,761          904,755           904,755

========================================================================================================================


==============================================================================================================================
                                                               SECTION C
COLUMN #           (1)              (2)           (3)             (4)               (5)            (6)                 (7)
               Semiannual
                Accident                          Avg             B-F                              Avg                 B-F
                Periods            Paid           Paid           Paid             Incurred       Incurred           Incurred
                 Ending          Severity       Severity       Severity           Severity       Severity           Severity
                 ------          --------       --------       --------           --------       --------
                 Aug-94            1,680          1,680          1,680              1,680          1,680              1,680
                 Feb-95            1,716          1,716          1,716              1,716          1,716              1,716
                 Aug-95            1,765          1,764          1,765              1,765          1,764              1,765
                 Feb-96            1,808          1,808          1,808              1,808          1,808              1,808
                 Aug-96            1,858          1,858          1,858              1,858          1,858              1,858
                 Feb-97            1,867          1,867          1,867              1,867          1,867              1,867
                 Aug-97            1,878          1,878          1,878              1,878          1,878              1,878
                 Feb-98            1,911          1,911          1,911              1,911          1,911              1,911
                 Aug-98            1,865          1,864          1,865              1,864          1,864              1,864
                 Feb-99            1,976          1,976          1,976              1,975          1,974              1,975
                 Aug-99            1,976          1,975          1,976              1,974          1,974              1,974
                 Feb-00            2,084          2,084          2,084              2,082          2,082              2,082
                 Aug-00            2,100          2,099          2,100              2,095          2,096              2,095
                 Feb-01            2,135          2,130          2,135              2,133          2,133              2,133

                  Total




               Semiannual                      Change in       Change in                        Change in           Change in
                Accident         Change in        Avg             B-F             Change in        Avg                 B-F
                Periods            Paid           Paid           Paid             Incurred       Incurred           Incurred
                 Ending          Severity       Severity       Severity           Severity       Severity           Severity
                 ------          --------       --------       --------           --------       --------
                 Aug-94               NA             NA             NA                 NA             NA                 NA
                 Feb-95             2.1%           2.1%           2.1%               2.1%           2.1%               2.1%
                 Aug-95             2.8%           2.8%           2.8%               2.8%           2.8%               2.8%
                 Feb-96             2.4%           2.4%           2.4%               2.5%           2.5%               2.5%
                 Aug-96             2.8%           2.8%           2.8%               2.7%           2.7%               2.7%
                 Feb-97             0.5%           0.5%           0.5%               0.5%           0.5%               0.5%
                 Aug-97             0.6%           0.6%           0.6%               0.6%           0.6%               0.6%
                 Feb-98             1.7%           1.7%           1.7%               1.8%           1.8%               1.8%
                 Aug-98            -2.4%          -2.4%          -2.4%              -2.5%          -2.5%              -2.5%
                 Feb-99             6.0%           6.0%           6.0%               5.9%           5.9%               5.9%
                 Aug-99            -0.0%          -0.0%          -0.0%              -0.0%          -0.0%              -0.0%
                 Feb-00             5.5%           5.5%           5.5%               5.5%           5.5%               5.5%
                 Aug-00             0.7%           0.7%           0.7%               0.6%           0.7%               0.6%
                 Feb-01             1.7%           1.5%           1.7%               1.8%           1.7%               1.8%

                  Total
==============================================================================================================================




================================================================================

                                    SECTION D






                       SECTION D INTENTIONALLY LEFT BLANK

================================================================================




================================================================================
                                SECTION E
                 (1)                             (2)

              INDICATED                        CHANGE
               ULTIMATE                          IN
               SEVERITY                       SEVERITY
               --------                       --------
               1,680
               1,716                             2.1%
               1,765                             2.8%
               1,808                             2.5%
               1,858                             2.7%
               1,867                             0.5%
               1,878                             0.6%
               1,911                             1.8%
               1,864                            -2.4%
               1,975                             6.0%
               1,975                            -0.0%
               2,083                             5.5%
               2,097                             0.7%
               2,133                             1.7%
================================================================================



==============================================================================================================
                                           SECTION F
                         RETROSPECTIVE COMPARISON OF INDICATED ULTIMATES

    Semiannual           Ultimate         Semiannual           Ultimate       Ultimate
     Accident            Loss at          Accident             Loss at        Loss at
      Periods           11/30/1999          Periods           11/30/1999     02/28/2001           Change
      Ending              ($000)            Ending              ($000)         ($000)             ($000)
                          ------            ------              ------         ------             ------
     May-93               40,318            Aug-94              50,426         49,101             (1,325)
     Nov-93               55,479            Feb-95              66,328         64,709             (1,619)
     May-94               71,753            Aug-95              76,902         74,983             (1,919)
     Nov-94               79,477            Feb-96              80,616         83,834              3,218
     May-95               81,186            Aug-96              80,711         81,391                680
     Nov-95               80,473            Feb-97              91,932         92,676                744
     May-96               97,662            Aug-97             104,420        105,507              1,087
     Nov-96              107,800            Feb-98             115,202        126,994             11,792
     May-97              118,903            Aug-98             138,689        131,295             (7,394)
     Nov-97              148,582            Feb-99             148,019        148,533                514
     May-98              147,738            Aug-99             173,687        169,307             (4,380)
     Nov-98              186,662            Feb-00             200,606        200,812                206
     May-99              207,579            Aug-00             206,665        210,709              4,043
     Nov-99              206,208            Feb-01                NA          223,247                 NA

Total 13 sem           1,629,818                             1,534,203      1,763,099              5,648
==============================================================================================================

EXHBIT 12

                                             COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001

       Semiannual
         Accident                      RECORDED FEATURE COUNT - ACCIDENT PERIOD ANALYSIS
          Periods
           Ending       1               2               3               4               5              6               7
           ------       -               -               -               -               -              -               -
           May-96     28,339         30,243          30,464          30,555          30,629          30,665         30,693
           Aug-96     29,928         32,283          32,520          32,637          32,699          32,736         32,759
           Nov-96     32,117         35,074          35,423          35,555          35,633          35,669         35,688
           Feb-97     34,419         36,722          37,038          37,169          37,237          37,271         37,291
           May-97     37,378         40,364          40,649          40,801          40,878          40,933         40,968
           Aug-97     40,113         43,398          43,722          43,871          43,958          43,993         44,023
           Nov-97     43,120         47,048          47,400          47,551          47,619          47,667         47,698
           Feb-98     48,987         50,621          50,941          51,075          51,147          51,193         51,225
           May-98     49,835         51,629          51,958          52,121          52,227          52,273         52,298
           Aug-98     50,931         52,740          53,083          53,254          53,350          53,397         53,439
           Nov-98     53,942         55,915          56,320          56,493          56,606          56,651         56,687
           Feb-99     57,242         59,305          59,688          59,881          59,974          60,045         60,092
           May-99     62,839         65,398          65,813          66,008          66,127          66,196         66,239
           Aug-99     72,684         75,257          75,717          75,947          76,074          76,132         76,162
           Nov-99     79,905         82,812          83,292          83,500          83,618          83,683
           Feb-00     84,910         87,708          88,155          88,370          88,488
           May-00     86,802         90,012          90,496          90,683
           Aug-00     88,351         91,655          92,117
           Nov-00     88,763         92,402
           Feb-01     93,218


       Semiannual
         Accident    RECORDED FEATURE COUNT - ACCIDENT PERIOD ANALYSIS
          Periods
           Ending            8               9              10
           ------            -               -              --
           May-96         30,711          30,725          30,731
           Aug-96         32,773          32,780          32,784
           Nov-96         35,711          35,729          35,737
           Feb-97         37,302          37,312          37,319
           May-97         40,991          41,004          41,016
           Aug-97         44,042          44,059          44,070
           Nov-97         47,717          47,732          47,744
           Feb-98         51,241          51,256          51,268
           May-98         52,316          52,338          52,352
           Aug-98         53,455          53,474          53,481
           Nov-98         56,713          56,728          56,739
           Feb-99         60,125          60,146
           May-99         66,267
           Aug-99
           Nov-99
           Feb-00
           May-00
           Aug-00
           Nov-00
           Feb-01



       Semiannual                                RECORDED INCREMENTAL FEATURE COUNT - ACCIDENT PERIOD ANALYSIS
         Accident
          Periods   LAG GRP 0       LAG GRP 1       LAG GRP 2       LAG GRP 3       LAG GRP 4      LAG GRP 5       LAG GRP 6
           Ending       1               2               3               4               5              6               7
           ------       -               -               -               -               -              -               -
           May-96     28,339          1,904            221              91             74              36             28
           Aug-96     29,928          2,355            237             117             62              37             23
           Nov-96     32,117          2,957            349             132             78              36             19
           Feb-97     34,419          2,303            316             131             68              34             20
           May-97     37,378          2,986            285             152             77              55             35
           Aug-97     40,113          3,285            324             149             87              35             30
           Nov-97     43,120          3,928            352             151             68              48             31
           Feb-98     48,987          1,634            320             134             72              46             32
           May-98     49,835          1,794            329             163            106              46             25
           Aug-98     50,931          1,809            343             171             96              47             42
           Nov-98     53,942          1,973            405             173            113              45             36
           Feb-99     57,242          2,063            383             193             93              71             47
           May-99     62,839          2,559            415             195            119              69             43
           Aug-99     72,684          2,573            460             230            127              58             30
           Nov-99     79,905          2,907            480             208            118              65
           Feb-00     84,910          2,798            447             215            118
           May-00     86,802          3,210            484             187
           Aug-00     88,351          3,304            462
           Nov-00     88,763          3,639
           Feb-01     93,218


       Semiannual        RECORDED INCREMENTAL FEATURE COUNT - ACCIDENT PERIOD ANALYSIS
         Accident
          Periods          LAG GRP 7       LAG GRP 8       LAG GRP 9
           Ending              8               9              10
           ------              -               -              --
           May-96             18              14               6
           Aug-96             14               7               4
           Nov-96             23              18               8
           Feb-97             11              10               7
           May-97             23              13              12
           Aug-97             19              17              11
           Nov-97             19              15              12
           Feb-98             16              15              12
           May-98             18              22              14
           Aug-98             16              19               7
           Nov-98             26              15              11
           Feb-99             33              21
           May-99             28
           Aug-99
           Nov-99
           Feb-00
           May-00
           Aug-00
           Nov-00
           Feb-01

EXHIBIT 13

                                             COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001


        Quarterly
           Record                          INCURRED LOSSES QUARTERLY LAG 1 - IBNR ANALYSIS
          Periods
           Ending         1               2               3               4               5              6               7
           ------         -               -               -               -               -              -               -
           May-96      3,565,510       3,501,278       3,470,132       3,454,204       3,416,983      3,415,004       3,424,862
           Aug-96      4,409,344       4,286,490       4,239,093       4,189,919       4,185,440      4,184,583       4,182,448
           Nov-96      5,493,238       5,241,111       5,199,503       5,190,654       5,191,756      5,186,402       5,186,252
           Feb-97      4,506,067       4,279,284       4,239,422       4,255,017       4,234,543      4,232,148       4,230,220
           May-97      5,559,617       5,308,146       5,286,386       5,286,034       5,279,481      5,275,988       5,249,070
           Aug-97      6,046,692       5,807,174       5,785,475       5,788,650       5,783,227      5,778,288       5,783,675
           Nov-97      7,375,863       7,254,442       7,238,616       7,206,675       7,189,864      7,190,336       7,200,237
           Feb-98      4,524,973       4,382,121       4,351,051       4,341,804       4,345,496      4,337,016       4,335,225
           May-98      4,792,251       4,650,335       4,621,616       4,619,637       4,606,569      4,605,889       4,602,679
           Aug-98      5,319,925       5,171,438       5,153,475       5,152,848       5,132,983      5,125,691       5,136,179
           Nov-98      5,717,023       5,541,913       5,507,431       5,485,960       5,487,093      5,481,759       5,479,126
           Feb-99      5,289,611       5,164,677       5,158,963       5,157,648       5,154,384      5,149,230       5,156,941
           May-99      6,136,849       5,952,047       5,944,489       5,923,950       5,933,121      5,921,047       5,927,235
           Aug-99      7,526,664       7,260,942       7,254,458       7,257,132       7,242,577      7,228,749
           Nov-99      8,659,826       8,526,548       8,480,201       8,489,165       8,476,791
           Feb-00      7,273,274       7,052,120       7,076,164       7,081,966
           May-00      8,236,681       7,919,480       7,927,062
           Aug-00      8,703,268       8,489,973
           Nov-00      9,391,582

        Quarterly
           Record             INCURRED LOSSES QUARTERLY LAG 1 - IBNR ANALYSIS
          Periods
           Ending        8               9              10           ULTIMATE
           ------        -               -              --           --------
           May-96     3,442,903       3,439,493       3,437,569       3,437,569
           Aug-96     4,179,948       4,185,870       4,185,870       4,184,110
           Nov-96     5,186,152       5,186,127       5,186,127       5,182,672
           Feb-97     4,230,324       4,227,966       4,225,943       4,222,662
           May-97     5,253,604       5,243,604       5,243,604       5,242,462
           Aug-97     5,785,740       5,785,849       5,778,530       5,776,046
           Nov-97     7,182,011       7,181,496       7,178,855       7,178,631
           Feb-98     4,340,802       4,340,802       4,340,802       4,340,389
           May-98     4,602,702       4,599,227       4,597,525       4,596,326
           Aug-98     5,135,288       5,132,882       5,132,882       5,131,221
           Nov-98     5,481,413       5,480,413                       5,476,940
           Feb-99     5,156,345                                       5,150,553
           May-99                                                     5,920,658
           Aug-99                                                     7,225,518
           Nov-99                                                     8,463,078
           Feb-00                                                     7,063,284
           May-00                                                     7,885,687
           Aug-00                                                     8,396,780
           Nov-00                                                     8,959,569

                           1-2             2-3             3-4             4-5             5-6            6-7             7-8
                           ---             ---             ---             ---             ---            ---             ---
           May-96          0.982           0.991           0.995           0.989           0.999          1.003           1.005
           Aug-96          0.972           0.989           0.988           0.999           1.000          0.999           0.999
           Nov-96          0.954           0.992           0.998           1.000           0.999          1.000           1.000
           Feb-97          0.950           0.991           1.004           0.995           0.999          1.000           1.000
           May-97          0.955           0.996           1.000           0.999           0.999          0.995           1.001
           Aug-97          0.960           0.996           1.001           0.999           0.999          1.001           1.000
           Nov-97          0.984           0.998           0.996           0.998           1.000          1.001           0.997
           Feb-98          0.968           0.993           0.998           1.001           0.998          1.000           1.001
           May-98          0.970           0.994           1.000           0.997           1.000          0.999           1.000
           Aug-98          0.972           0.997           1.000           0.996           0.999          1.002           1.000
           Nov-98          0.969           0.994           0.996           1.000           0.999          1.000           1.000
           Feb-99          0.976           0.999           1.000           0.999           0.999          1.001           1.000
           May-99          0.970           0.999           0.997           1.002           0.998          1.001
           Aug-99          0.965           0.999           1.000           0.998           0.998
           Nov-99          0.985           0.995           1.001           0.999
           Feb-00          0.970           1.003           1.001
           May-00          0.961           1.001
           Aug-00          0.975

                                 8-9            9-10            10-11
                                 ---            ----            -----
           May-96                0.999           0.999           1.000
           Aug-96                1.001           1.000           1.000
           Nov-96                1.000           1.000           1.000
           Feb-97                0.999           1.000           1.000
           May-97                0.998           1.000           1.000
           Aug-97                1.000           0.999           1.000
           Nov-97                1.000           1.000           1.000
           Feb-98                1.000           1.000           1.000
           May-98                0.999           1.000           1.000
           Aug-98                1.000           1.000
           Nov-98                1.000
           Feb-99
           May-99
           Aug-99
           Nov-99
           Feb-00
           May-00
           Aug-00


                           1-2             2-3             3-4             4-5             5-6            6-7             7-8
                           ---             ---             ---             ---             ---            ---             ---

Straight Avg               0.964           0.994           0.997           0.998           0.999          1.000           1.000
Avg x HiLo                 0.965           0.994           0.997           0.998           0.999          1.000           1.000
Wtd Avg All                0.967           0.995           0.998           0.998           0.999          1.000           1.000
Avg Last 8                 0.971           0.998           0.999           0.999           0.999          1.001           1.000
Wt Avg.8                   0.972           0.998           0.999           0.999           0.999          1.001           1.000
Avg Last 4                 0.973           1.000           1.000           0.999           0.999          1.001           1.000
Wt Avg.4                   0.973           0.999           1.000           0.999           0.998          1.001           1.000
SELECT                     0.964           0.994           0.997           0.999           0.999          1.001           1.000
Cumulative                 0.954           0.989           0.995           0.997           0.998          1.000           0.999

====================================================================================================================================
ULTIMATE LOSS          8,959,569       8,396,780       7,885,687       7,063,284       8,463,078      7,225,518       5,920,658
====================================================================================================================================

                                 8-9            9-10            10-11
                                 ---            ----            -----
Straight Avg                     1.000           1.000           1.000
Avg x HiLo                       1.000           1.000           1.000
Wtd Avg All                      1.000           1.000           1.000
Avg Last 8                       1.000           1.000           1.000
Wt Avg.8                         1.000           1.000           1.000
Avg Last 4                       1.000           1.000           1.000
Wt Avg.4                         1.000           1.000           1.000
SELECT                           1.000           1.000           1.000
Cumulative                       0.999           0.999           1.000

=======================================================================
ULTIMATE LOSS                5,150,553       5,476,940       5,131,221
=======================================================================

EXHIBIT 14

                                                COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001


        Quarterly
           Record                            INCURRED LOSSES QUARTERLY LAG 2 - IBNR ANALYSIS
          Periods
           Ending           1               2               3               4               5              6               7
           ------           -               -               -               -               -              -               -
           May-96        770,365         712,299         701,209         687,354         684,115        679,995         679,995
           Aug-96        821,122         745,490         713,522         711,267         707,486        707,439         708,965
           Nov-96        992,289         920,766         911,317         911,196         905,653        900,155         900,155
           Feb-97        912,187         827,755         809,508         803,427         806,676        804,814         796,888
           May-97      1,276,548       1,229,040       1,203,503       1,190,933       1,193,473      1,193,473       1,193,473
           Aug-97      1,387,450       1,332,813       1,298,705       1,300,189       1,300,960      1,301,022       1,301,048
           Nov-97      1,118,549       1,074,498       1,078,631       1,065,791       1,059,375      1,059,445       1,057,469
           Feb-98      1,451,549       1,374,085       1,358,483       1,344,354       1,344,054      1,337,197       1,337,197
           May-98      1,422,243       1,381,906       1,358,692       1,359,011       1,353,652      1,351,820       1,353,605
           Aug-98      1,386,713       1,324,331       1,325,596       1,321,086       1,316,327      1,316,376       1,316,426
           Nov-98      1,536,161       1,432,661       1,423,991       1,413,938       1,406,669      1,405,615       1,405,139
           Feb-99      1,492,908       1,392,167       1,365,904       1,362,954       1,366,536      1,365,119       1,361,913
           May-99      1,691,912       1,619,294       1,594,488       1,592,653       1,588,513      1,586,402
           Aug-99      1,880,903       1,792,471       1,769,981       1,755,897       1,753,214
           Nov-99      2,148,501       2,074,814       2,046,275       2,034,381
           Feb-00      1,876,480       1,771,150       1,748,531
           May-00      1,978,122       1,945,414
           Aug-00      2,045,116


        Quarterly
           Record             INCURRED LOSSES QUARTERLY LAG 2 - IBNR ANALYSIS
          Periods
           Ending            8               9              10           ULTIMATE
           ------            -               -              --           --------
           May-96         684,711         684,711         684,711         684,711
           Aug-96         713,143         713,143         713,143         710,977
           Nov-96         897,165         895,501         895,501         895,501
           Feb-97         808,030         805,959         805,959         803,896
           May-97       1,192,206       1,192,206       1,192,206       1,191,753
           Aug-97       1,290,086       1,290,130       1,290,177       1,291,414
           Nov-97       1,057,266       1,057,126       1,052,690       1,051,954
           Feb-98       1,337,197       1,337,197       1,337,197       1,336,623
           May-98       1,353,787       1,353,787       1,353,787       1,353,121
           Aug-98       1,316,476       1,316,527                       1,315,195
           Nov-98       1,399,906                                       1,397,707
           Feb-99                                                       1,359,901
           May-99                                                       1,583,430
           Aug-99                                                       1,747,869
           Nov-99                                                       2,023,000
           Feb-00                                                       1,723,949
           May-00                                                       1,895,251
           Aug-00                                                       1,880,756

                           1-2             2-3             3-4             4-5             5-6            6-7             7-8
                           ---             ---             ---             ---             ---            ---             ---
           May-96          0.925           0.984           0.980           0.995           0.994          1.000           1.007
           Aug-96          0.908           0.957           0.997           0.995           1.000          1.002           1.006
           Nov-96          0.928           0.990           1.000           0.994           0.994          1.000           0.997
           Feb-97          0.907           0.978           0.992           1.004           0.998          0.990           1.014
           May-97          0.963           0.979           0.990           1.002           1.000          1.000           0.999
           Aug-97          0.961           0.974           1.001           1.001           1.000          1.000           0.992
           Nov-97          0.961           1.004           0.988           0.994           1.000          0.998           1.000
           Feb-98          0.947           0.989           0.990           1.000           0.995          1.000           1.000
           May-98          0.972           0.983           1.000           0.996           0.999          1.001           1.000
           Aug-98          0.955           1.001           0.997           0.996           1.000          1.000           1.000
           Nov-98          0.933           0.994           0.993           0.995           0.999          1.000           0.996
           Feb-99          0.933           0.981           0.998           1.003           0.999          0.998
           May-99          0.957           0.985           0.999           0.997           0.999
           Aug-99          0.953           0.987           0.992           0.998
           Nov-99          0.966           0.986           0.994
           Feb-00          0.944           0.987
           May-00          0.983

Straight Avg               0.944           0.985           0.991           0.997           0.997          1.001           1.001
Avg x HiLo                 0.945           0.986           0.992           0.997           0.997          0.999           1.001
Wtd Avg All                0.949           0.986           0.993           0.997           0.998          1.000           1.000
Avg Last 8                 0.953           0.988           0.995           0.997           0.999          1.000           1.000
Wt Avg.8                   0.954           0.988           0.995           0.998           0.999          1.000           0.999
Avg Last 4                 0.962           0.986           0.996           0.998           0.999          1.000           0.999
Wt Avg.4                   0.962           0.986           0.995           0.998           0.999          1.000           0.999
SELECT                     0.944           0.988           0.991           0.997           0.999          1.000           1.000
Cumulative                 0.920           0.974           0.986           0.994           0.997          0.998           0.999

===================================================================================================================================
ULTIMATE LOSS          1,880,756       1,895,251       1,723,949       2,023,000       1,747,869      1,583,430       1,359,901
===================================================================================================================================
                            8-9            9-10            10-11
                            ---            ----            -----
           May-96           1.000           1.000           1.000
           Aug-96           1.000           1.000           1.000
           Nov-96           0.998           1.000           1.000
           Feb-97           0.997           1.000           1.000
           May-97           1.000           1.000           1.000
           Aug-97           1.000           1.000           0.999
           Nov-97           1.000           0.996           1.000
           Feb-98           1.000           1.000           1.000
           May-98           1.000           1.000
           Aug-98           1.000
           Nov-98
           Feb-99
           May-99
           Aug-99
           Nov-99
           Feb-00
           May-00

Straight Avg                0.999           1.008           0.998
Avg x HiLo                  1.000           0.999           0.999
Wtd Avg All                 1.000           1.006           0.999
Avg Last 8                  0.999           0.999           1.000
Wt Avg.8                    1.000           0.999           1.000
Avg Last 4                  1.000           0.999           1.000
Wt Avg.4                    1.000           0.999           1.000
SELECT                      0.999           0.999           1.000
Cumulative                  0.998           0.999           1.000

==================================================================
ULTIMATE LOSS           1,397,707       1,315,195       1,353,121
==================================================================

EXHIBIT 15

                                                    COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001


        Quarterly
           Record                              INCURRED LOSSES QUARTERLY LAG 0-7 EMERGENCE - IBNR ANALYSIS
          Periods
           Ending         0               1               2              3             4            5            6             7
           ------         -               -               -              -             -            -            -             -
           May-96     35,006,078      3,437,569        684,711        366,055      265,140      165,808      161,717        94,898
           Aug-96     36,680,040      4,184,110        710,977        413,830      269,616      182,741      133,911        14,423
           Nov-96     39,364,951      5,182,672        895,501        489,966      352,416      189,898      114,419        90,356
           Feb-97     40,736,857      4,222,662        803,896        514,647      277,031      180,505      123,907        76,961
           May-97     44,084,212      5,242,462      1,191,753        594,678      316,638      192,164      121,463        95,719
           Aug-97     47,920,902      5,776,046      1,291,414        553,786      308,604      270,404      209,562       156,660
           Nov-97     50,719,745      7,178,631      1,051,954        795,145      390,532      241,180      208,905       125,585
           Feb-98     58,004,870      4,340,389      1,336,623        711,203      441,389      402,513      137,374        85,993
           May-98     57,469,615      4,596,326      1,353,121        728,303      492,691      293,498      279,203       201,338
           Aug-98     59,590,223      5,131,221      1,315,195        785,063      474,482      368,215      170,199       135,172
           Nov-98     64,450,176      5,476,940      1,397,707        655,292      614,304      391,829      213,994       176,689
           Feb-99     67,182,405      5,150,553      1,359,901        825,705      531,226      411,193      179,697       226,079
           May-99     71,911,496      5,920,658      1,583,430        942,834      504,764      421,604      244,247       144,641
           Aug-99     79,235,439      7,225,518      1,747,869      1,031,631      670,450      287,054      265,278
           Nov-99     86,695,059      8,463,078      2,023,000      1,123,041      727,666      365,023
           Feb-00     90,173,735      7,063,284      1,723,949      1,234,355      584,067
           May-00     92,079,844      7,885,687      1,895,251      1,168,689
           Aug-00     94,547,077      8,396,780      1,880,756
           Nov-00     95,991,072      8,959,569
           Feb-01     98,816,838

  Avg 3 Emergence     96,451,662      8,414,012      1,833,319      1,175,362      660,728      357,894      229,741       182,470

        Quarterly
           Record    INFLATED INCURRED LOSSES QUARTERLY LAG 0-7 EMERGENCE - IBNR ANALYSIS
          Periods
           Ending         0               1               2              3             4            5            6             7
           ------         -               -               -              -             -            -            -             -
           May-96     43,146,526      4,190,586         825,566       436,527      312,724      193,425      186,588       108,294
           Aug-96     44,714,987      5,044,839         847,853       488,099      314,523      210,845      152,815        16,279
           Nov-96     47,462,865      6,180,433       1,056,215       571,575      406,615      216,705      129,142       100,867
           Feb-97     48,579,460      4,980,494         937,793       593,796      316,138      203,732      138,321        84,973
           May-97     51,995,909      6,115,646       1,375,036       678,626      357,382      214,518      134,108       104,528
           Aug-97     55,902,599      6,664,362       1,473,718       625,046      344,502      298,555      228,847       169,204
           Nov-97     58,520,093      8,192,011       1,187,317       887,640      431,190      263,375      225,633       134,157
           Feb-98     66,193,193      4,898,899       1,492,106       785,245      482,008      434,744      146,750        90,857
           May-98     64,864,651      5,130,995       1,493,992       795,325      532,143      313,530      294,996       210,398
           Aug-98     66,522,067      5,665,423       1,436,226       847,926      506,867      389,042      177,858       139,709
           Nov-98     71,159,971      5,980,955       1,509,627       700,018      649,051      409,461      221,176       180,621
           Feb-99     73,364,866      5,562,978       1,452,719       872,409      555,131      424,994      183,696       228,581
           May-99     77,669,737      6,324,765       1,672,993       985,262      521,706      430,986      246,950       144,641
           Aug-99     84,643,557      7,634,214       1,826,523     1,066,256      685,369      290,230      265,278
           Nov-99     91,598,784      8,843,917       2,090,899     1,148,031      735,718      365,023
           Feb-00     94,231,553      7,300,353       1,762,311     1,248,013      584,067
           May-00     95,170,378      8,061,163       1,916,222     1,168,689
           Aug-00     96,650,978      8,489,690       1,880,756
           Nov-00     97,053,212      8,959,569
           Feb-01     98,816,838






EXHIBIT 16

                                                COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001


    Quarterly
       Record                      INFLATED INCURRED LOSSES QUARTERLY LAG 0-7 PURE PREMIUMS - IBNR ANALYSIS
      Periods
       Ending       0             1             2            3            4            5             6            7
       ------       -             -             -            -            -            -             -            -
       May-96    141.040       13.698         2.699        1.427        1.022        0.632         0.610        0.354
       Aug-96    141.818       16.000         2.689        1.548        0.998        0.669         0.485        0.052
       Nov-96    146.080       19.022         3.251        1.759        1.251        0.667         0.397        0.310
       Feb-97    142.913       14.652         2.759        1.747        0.930        0.599         0.407        0.250
       May-97    138.831       16.329         3.671        1.812        0.954        0.573         0.358        0.279
       Aug-97    139.638       16.647         3.681        1.561        0.861        0.746         0.572        0.423
       Nov-97    140.531       19.672         2.851        2.132        1.035        0.632         0.542        0.322
       Feb-98    137.353       10.165         3.096        1.629        1.000        0.902         0.305        0.189
       May-98    131.761       10.423         3.035        1.616        1.081        0.637         0.599        0.427
       Aug-98    132.351       11.272         2.857        1.687        1.008        0.774         0.354        0.278
       Nov-98    136.649       11.485         2.899        1.344        1.246        0.786         0.425        0.347
       Feb-99    136.616       10.359         2.705        1.625        1.034        0.791         0.342        0.426
       May-99    133.876       10.902         2.884        1.698        0.899        0.743         0.426        0.249
       Aug-99    135.821       12.250         2.931        1.711        1.100        0.466         0.426
       Nov-99    136.914       13.219         3.125        1.716        1.100        0.546
       Feb-00    134.826       10.445         2.522        1.786        0.836
       May-00    127.890       10.833         2.575        1.570
       Aug-00    124.043       10.896         2.414
       Nov-00    120.595       11.133
       Feb-01    120.649

Straight Avg     135.010       13.126         2.925        1.669        1.022        0.678         0.446        0.300
Avg x HiLo       135.196       12.916         2.909        1.659        1.019        0.677         0.444        0.312
Avg Last 8       129.327       11.255         2.757        1.642        1.038        0.706         0.427        0.333
Avg Last 4       123.294       10.827         2.659        1.696        0.984        0.636         0.405        0.325

=========================================================================================================================
SELECT           129.327       11.255         2.757        1.642        1.038        0.706         0.427        0.333
=========================================================================================================================



    Quarterly                    FUTURE PURE PREMIUMS BY QUARTERLY LAG, INFLATED
       Record                                                                                                             Total
      Periods                                                                                                             Future
       Ending        0             1             2            3            4            5             6            7    Pure Prem
       ------        -             -             -            -            -            -             -            -    ---------
       May-96                                                                                                              0.057
       Aug-96                                                                                                              0.063
       Nov-96                                                                                                              0.068
       Feb-97                                                                                                              0.074
       May-97                                                                                                              0.079
       Aug-97                                                                                                              0.105
       Nov-97                                                                                                              0.132
       Feb-98                                                                                                              0.158
       May-98                                                                                                              0.185
       Aug-98                                                                                                              0.364
       Nov-98                                                                                                              0.545
       Feb-99                                                                                                              0.728
       May-99                                                                                                              0.913
       Aug-99                                                                                                   0.336      1.260
       Nov-99                                                                                      0.432        0.340      1.706
       Feb-00                                                                        0.713         0.437        0.344      2.438
       May-00                                                           1.049        0.721         0.442        0.348      3.514
       Aug-00                                              1.660        1.061        0.729         0.446        0.351      5.213
       Nov-00                                 2.787        1.679        1.073        0.737         0.451        0.355      8.058
       Feb-01                  11.379         2.818        1.697        1.085        0.746         0.456        0.359     19.527

EXHIBIT 17

                                                                 COUNTRYWIDE X AUTO AS OF FEBRUARY 28, 2001

                                                                         SUMMARY OF ESTIMATED IBNR
                 (1)            (2)           (3)             (4)           (5)         (6)           (7)          (8)       (9)

  Quarterly                                                                             IBNR                    Avg IBNR
     Record     Total                                                    Required     Emerged      Required      Emerged   Required
    Periods     Future        Earned        Earned          Required       IBNR        Since         IBNR         Since      IBNR
     Ending   Pure Prem      Exposures      Premium           IBNR        Factors      Aug-00       Factors      Aug-00    Factors
     ------   ---------      ---------      -------           ----        -------      ------       -------      ------    -------
     May-96     0.057         305,916     182,707,245        17,581        0.0%         2,966        0.0%          3,749      0.0%
     Aug-96     0.063         315,298     189,294,752        19,791        0.0%         2,966        0.0%          3,749      0.0%
     Nov-96     0.068         324,911     196,146,572        22,135        0.0%         2,966        0.0%          3,749      0.0%
     Feb-97     0.074         339,923     204,804,526        24,999        0.0%         2,966        0.0%          3,749      0.0%
     May-97     0.079         374,526     224,067,400        29,595        0.0%        21,056        0.0%         22,875      0.0%
     Aug-97     0.105         400,340     239,126,469        42,105        0.0%        21,056        0.0%         22,875      0.0%
     Nov-97     0.132         416,420     246,524,368        54,806        0.0%        21,056        0.0%         22,875      0.0%
     Feb-98     0.158         481,920     278,347,423        76,310        0.0%        21,056        0.0%         22,875      0.0%
     May-98     0.185         492,289     277,743,993        91,258        0.0%       209,267        0.1%        177,470      0.1%
     Aug-98     0.364         502,617     278,081,535       183,134        0.1%       209,267        0.1%        177,470      0.1%
     Nov-98     0.545         520,751     280,693,980       283,981        0.1%       209,267        0.2%        177,470      0.2%
     Feb-99     0.728         537,014     279,298,219       391,107        0.1%       209,267        0.2%        177,470      0.2%
     May-99     0.913         580,161     293,396,358       529,858        0.2%       388,888        0.3%        412,210      0.3%
     Aug-99     1.260         623,200     307,522,334       785,010        0.3%       552,332        0.4%        587,634      0.4%
     Nov-99     1.706         669,022     321,801,544     1,141,021        0.4%     1,092,689        0.7%      1,018,621      0.7%
     Feb-00     2.438         698,911     330,437,470     1,703,804        0.5%     1,818,422        1.1%      1,836,089      1.1%
     May-00     3.514         744,159     347,321,145     2,615,156        0.8%     3,063,940        1.6%      3,008,680      1.6%
     Aug-00     5.213         779,176     358,752,241     4,062,189        1.1%    10,277,536        4.0%     10,247,331      4.0%
     Nov-00     8.058         804,785     368,144,959     6,485,294        1.8%
     Feb-01     19.527        819,043     373,175,036    15,993,193        4.3%

                           12,854,162   6,820,909,077    34,584,463                18,130,936                 17,939,953



                                                                                  Six Mth Runoff           Six Mth Runoff
                                                        Zero Runoff                 Estimate #1              Estimate #2
                                                        -----------                 -----------              -----------

            Indicated IBNR:                              34,584,463                30,236,912                 30,045,929
             Carried IBNR:                               28,782,946                27,252,921                 27,252,921
                 Adequacy:                               (5,801,517)               (2,983,991)                (2,793,008)


                                  SECTION VII:

                         CASE STUDY -- LOSS ADJUSTMENT

                             EXPENSE RESERVE REVIEW

The next case study is a Loss Adjustment Expense (LAE) reserve review. We review the two types of expenses, Defense and Cost Containment (DCC), formerly referred to as allocated loss adjustment expense or ALAE and adjusting expenses, formerly referred to as unallocated loss adjustment expense or ULAE, separately. The review for this case study is a countrywide segment (excluding certain states or "CWX") for "Feel Bad" coverage with data evaluated as of March 31, 2002.

When developing ultimate LAE costs several techniques need to be employed that include losses as a base since LAE costs vary relative to changes in loss patterns. Generally, LAE is incurred only when there is claim activity. You will see how we utilize changes in loss patterns as we develop the indications of ultimate costs below.

TOTAL NEEDED DCC (ALAE) RESERVE

DCC (ALAE) review -- Exhibit 18 is a summary of the different projections of DCC
(ALAE) cost by accident semiannual periods. In January 1998 the statutory definition of ALAE was changed by the NAIC to only include expenses for litigation, defense and cost containment. The primary change resulted in outside adjusting expenses moving to be included in ULAE; previously they were included in ALAE.

EXHIBIT 18 is a summary document used by Progressive to display consolidated results of needed information to determine reserve needs.

We have partitioned Exhibit 18 into sections which we will comment on individually.

EXHIBIT 18, SECTION A In this section we show the results of the three different projection methods along with other meaningful data. The ending date of each accident period (we are studying semiannual accident periods in this example) is displayed down the far left (column 1). The three columns immediately following are the results of the three estimation methods consistent with those previously discussed in this document and are used to project ultimate needed DCC (ALAE) reserves. Column 5 and 6 show the losses that have already been paid by accident period as well as the indicated ultimate for those accident periods as well. Below is a description of each of the columns in section A.

     COLUMN 1:    Semiannual accident periods ending: The ending date of the accident period under review.

     COLUMN 2:    Results of Paid Method -- triangular projection of the paid
                  DCC (ALAE) amounts to ultimate value.

     COLUMN 3:    Results of Average Paid ALAE Method -- average paid DCC (ALAE)
                  is displayed in the triangular format then projected to ultimate by accident period. This ultimate severity is then multiplied by the ultimate number of claims which is expected to incur DCC (ALAE) costs to estimate an ultimate amount.

     COLUMN 4:    Results of Paid ALAE to Paid Loss Method -- this method takes the statistic, paid ALAE to paid loss ratio, and arrays it in a triangle of values for each accident semester by age. The ultimate ALAE to Loss ratio is then projected. These ultimate ratios when multiplied by the ultimate projected loss costs generate estimates of ultimate DCC (ALAE) by accident semester.

     COLUMN 5:    Paid Legal ALAE as of March 2002- Paid DCC (ALAE) amounts by accident period as of the evaluation date of March 2002 are shown here. We pull these amounts from the last diagonal of the paid amount triangle.

     COLUMN 6:    Indicated Ultimate -- These are selected indicated ultimate
                  DCC (ALAE) costs by accident period.

EXHIBIT 18, SECTION B. displays two different projections for the ultimate number of claims that will incur DCC (ALAE) costs.

     COLUMN 1:    Ultimate Legal ALAE Count -- is a triangular projection of the number of claims that include a paid DCC (ALAE) amount to an ultimate number.

     COLUMN 2:    Ultimate Projected Utilization -- we have defined the ratio of number of claims incurring DCC (ALAE) to total number of claims as a utilization ratio. We array the ratios in a triangle format and project an ultimate ratio by accident semester.

     COLUMN 3:    Projected Counts -- multiplying the Ultimate Projected
                  Utilization ratio (Column 2) by the ultimate loss counts by accident semester gives us a second projection of ultimate counts.

     COLUMN 4:    Selected Legal ALAE Counts -- These are the selected ultimate number of claims that are expected to incur in DCC (ALAE) costs.

     COLUMN 5:    Selected Ultimate Utilization -- this is the ratio of the
                  selected ultimate number of claims to incur DCC (ALAE) costs
                  (Column (4)) divided by the ultimate loss counts.

     COLUMN 6:    Prior Review Ultimate Utilization -- these are the ultimate utilization ratios that were selected for the appropriate accident periods as a result of our prior review. This information is used to identify accident semesters where we may have changed our opinion significantly of the Ultimate
                  Utilization ratio. Significant changes will generally prompt us to review the underlying data and try to identify what is causing us to change our opinion.

EXHIBIT 18, SECTION C includes loss, premium and exposure values that are needed to calculate the ratios or relative DCC (ALAE) measures used in the analysis.

     COLUMN 1:    Indicated Ultimate Loss -- These amounts are used to calculate the amounts shown in Section A, column (4) (Paid ALAE to Paid
                  Loss Method Ult.)

     COLUMN 2:    Indicated Ultimate Loss Counts -- These values were needed to determine the projected counts as shown in Section B Column
                  (3) and the Selected Ultimate Utilization (Column (5),
                  Section B)

     COLUMN 3:    Earned Premium by Semester

     COLUMN 4:    Earned Exposures which are shown as a growth statistic for the segment being reviewed.

EXHIBIT 18, SECTION D includes the ultimate cost generated by each projection discussed in Section A as a ratio to the ultimate loss amounts, plus the projected average paid ALAE severity.

     COLUMN 1:    Semiannual accident periods

     COLUMN 2:    Paid Ult ALAE/Loss -- the projected amounts from column (2) in
                  Section A divided by the Ultimate Loss (Section C, column (1))

     COLUMN 3:    Average Paid Ult ALAE/Loss -- the projected amounts from
                  column (3) in Section A divided by the Ultimate Loss amounts
                  (Section C, column (1))

     COLUMN 4:    Paid to Paid Ult ALAE/Loss -- the projected ultimate ALAE to
                  Loss ratios from the triangular projection that were multiplied by the Indicated Ultimate Loss (Section C, column
                  (1)) to calculate the amount in column (4) in Section A.

     COLUMN 5:    Projected Average Paid ALAE Severity -- ultimates from
                  triangles of average paid DCC (ALAE) amounts.

EXHIBIT 18, SECTION E is statistics calculated using selected Indicated Ultimate Legal ALAE amounts shown in column (6) of Section A.

     COLUMN 1:    Selected Ultimate Legal ALAE/Loss -- amounts in column (6) of
                  Section A divided the indicated Ultimate Loss amounts in Section C, Column (1).

     COLUMN 2:    Selected Ultimate Legal ALAE/EP -- the ALAE ratio to Earned
                  Premium. It is calculated by dividing the Indicated Ultimate
                  Legal ALAE amount in column (6) of Section A by the Earned
                  Premium (Section C, column (3)).

     COLUMN 3:    Selected Ultimate Legal ALAE Severity -- Indicated Ultimate
                  Legal ALAE (Section A, column (6)) divided by the Selected
                  Legal ALAE counts shown in column (4) of Section B.

     COLUMN 4:    Prior Review Legal ALAE Severity -- the ultimate DCC (ALAE)
                  severities developed in the prior review of this segment.
                  Again we look at the comparison of our results in this review compared to those of the prior review to note where we may differ and possibly identify changes that we should study more completely.

EXHIBIT 16, SECTION F is the "Retrospective Comparison of Indicated Ultimates". This table compares the selected ultimates made during this review to the selected ultimates we made the last time we reviewed the segment. The purpose for the comparison is to identify how much the current selection differs from the prior selections. We then decide if some or all of the accident period statistics need to be reviewed further in order to understand the changes we are seeing within the data.

REVIEWING THE INFORMATION INCLUDED ON THE SUMMARY

We review the following data from Exhibit 18 to help ensure our indication is reasonable:

- The results of the three DCC (ALAE) development methods. An ultimate cost for each accident period is then selected.

- The range of the indications resulting from the different projections in Section A. In this case the reserve adequacy ranges from an adequacy of $115,000 (column 3) to an adequacy of $320,000 (column 2). The range of indicated ultimate loss costs is also reviewed for the last accident period. The example shows a range from $5,083,000 (column 4) to $5,205,000 (column 3).

- The results of the two count projection methods shown in Section B. An ultimate count for each accident period is then selected.

- The utilization rate over time to determine possible influences internal process changes may have on the ultimate cost indications. In Section B, column 5, the rate for the last accident period is 57.1%. This is consistent with the historical values.

- The ultimate utilization ratios should generally be the same as those selected in the prior review.

- The indicated ultimate DCC (ALAE) severity (Section E, column 3). Changes in the accident period severity(s) are compared to other information or reviews available and to our expected annual trend.

- The ultimate severity(s) by accident period is reviewed for consistency over time and that the annual change is reasonable. If there is a question about the ultimate severity, we will look at the change in severity resulting from the prior review to hopefully identify where we might further analyze the underlying data.

- The retrospective comparison of indicated ultimates in Section F to determine if we are changing our opinion significantly from our last review and if so, we will review the underlying data which produced the change in the indication.

EXHIBIT 18, SECTION G is where we calculate the actual change in average reserves and the IBNR factor is made.

     COLUMN (1) ALAE Case Reserve Calculation -- is the calculation of needed average reserve compared to the present average reserve. In making the calculation of the indicated needed average reserve we subtract the number and amount of reserve for adjuster's estimates greater than or equal to the threshold ($15,000). There are eight claims for $170,040. The indicated needed case reserves of $19.7 million minus the $170,040 for case >= threshold divided by the number of reserves less than the threshold (37,094) equals $525. The present average reserve is $533 and we have decided to select an average of $527.

     COLUMNS (2) through (9) is the determination of the new average reserves for each age group. (1-6 months, 7-18 months, and 19 months and older).

     COLUMN (10): ALAE IBNR Reserve Calculation -- is the determination of indicated needed IBNR factor. The LAE IBNR factors are applied to the carried loss IBNR to generate the amount of LAE IBNR reserve we carry. As you can see the indicated needed ratio is 3.9% and our carried factor is 3.9%, therefore only a small change is generated. The small indicated inadequacy is due to rounding to 0.1%

In the middle of Section G, we show the reserve changes for the Case and IBNR. The total in this example is a decrease of $203,296.

TOTAL NEEDED ADJUSTING EXPENSE (ULAE) RESERVES

The Adjusting Expense (ULAE) reserve indications are completed generally by reviewing calendar quarter Adjusting Expense (ULAE) cost statistics. Exhibit 19 is the basic review completed for most segments.

Basically the method is to study the paid adjusting expenses (ULAE) to paid loss ratios by calendar quarter, then estimate what we believe to be the expected ratio of adjusting expense (ULAE) to loss going forward, then apply the estimated unpaid portion to our carried loss reserves.

     COLUMN 1:    Adjusted ULAE Counts -- This is a weighted average of the
                  number of new recorded claims and the number of paid claims.
                  This count is used as a surrogate of the proportional number of transactions that require claim staff activity.

     COLUMN 2:    Paid Loss Capped -- total paid loss amounts with claims capped at $50,000. We use this as a basis assuming that the amount of staff involvement does not increase proportionally as the size of the claim increases in dollars greater that $50,000.

     COLUMN 3:    Paid Loss Uncapped -- total paid loss amounts by calendar
                  quater. This statistic is the basis for the measure to be applied to the IBNR as we cannot assume we know the expected late report costs capped at $50,000.

     COLUMN 4:    Total ULAE charged -- total amount of paid adjusting expenses
                  (ULAE) by calendar quater related to the segment being reviewed.

     COLUMN 5:    ULAE charged per ULAE count -- column (4) divided by the
                  number of adjusted ULAE counts (column (1)) -- This measure is a statistic derived to possibly identify changing cost for handling claims.

     COLUMN 6:    Ratio of ULAE to Capped Paid Loss -- column (4) divided by column (2) -- paid-to-paid ratio used to develop the needed adjusting expense (ULAE) reserve for settling open case reserves.

     COLUMN 7:    Ratio of ULAE to Uncapped Paid Loss -- column (4) divided by column (3) -- This statistic is used to determine the expected needed adjusting expense (ULAE) reserve to adjust the IBNR
                  (late reported) claims.

                  You will note that we show moving twelve month values for the statistics shown in columns (5), (6) and (7) (ULAE per Count, per capped paid losses, per uncapped paid losses). Based on these historical statistics we make a selection of our estimated adjusting expense (ULAE) to loss ratios expected to be incurred in adjusting (settling) the open case and IBNR reserves.

                  Columns (8) through (14) are the values used to determine our adjusting expense (ULAE) reserve adequacy.

     COLUMN 8:    Loss Reserves -- open case reserves capped at $50,000 and the total IBNR reserves.

     COLUMN 9:    Incurred ULAE -- The projected total incurred adjusting
                  expense (ULAE) for adjusting all claims reserved. This amount equals the selected adjusting expense (ULAE) to the loss ratio shown at the bottom of column (6) applied to the capped case reserves and the selected ratio shown at the bottom of column
                  (7) applied to the IBNR reserves.

     COLUMN 10:   % Unpaid -- these are the estimates of the portion of the
                  adjusting expenses (ULAE) that are unpaid. An estimate of this portion is determined from Progressive's time tracking studies. The underlying concept is that adjusting expenses
                  (ULAE) are incurred when a claim is opened (actually even prior as demonstrated by our application of 95% for IBNR) and regularly during the life of a claim through the time a claim is settled.

     COLUMN 11:   Indicated ULAE reserve -- Indicated needed adjusting expense
                  (ULAE) reserve which equals column (9) multiplied by column
                  (10).

     COLUMN 12:   Carried ULAE Reserve--

     COLUMN 13:   Reserve Adequacy -- Indicated needed change in the carried adjusting expense (ULAE) reserves equal to column (12) minus column (11).

     COLUMN 14:   # ULAE Reserve -- This count equals the number of open loss reserves. Column 15: Present ULAE Avgs -- Current average reserve and IBNR factor used to establish the current reserve shown in column (12).

     COLUMN 16:   Indicated ULAE Avgs -- needed average reserve and IBNR factor to calculate the amount of Indicated ULAE Reserve shown in column (11). The indicated average reserve is determined by dividing the case amount shown in column (11) by column (14).
                  The indicated needed IBNR factor is calculated by taking the IBNR amount shown in column (11) divided by the loss IBNR reserve in column (8).

     COLUMN 17:   Selected ULAE Avgs -- The new average reserve and IBNR factor to be used in the future for generating the adjusting expense
                  (ULAE) reserves.

     COLUMN 18:   $ Impact ULAE Reserve -- The change in the carried reserves after adopting the selected average and IBNR factors. The impact is calculated by multiplying the average reserve in column (17) by the number of reserves shown in column (14) minus the carried reserve amount for open cases as shown in column (12). For the IBNR impact we multiply the IBNR factor in column (17) by the loss IBNR reserve in column (8) minus the carried reserve for IBNR as shown in column (12).

The adjusting expense (ULAE) cost statistics have been increasing for this segment during the periods prior to March, 2001. They have leveled off to where the selected ratio to capped losses of 24.0%, appears an adequate estimate going forward. The selected average of $315 is close to the indicated average of $314 while increasing the IBNR factor to 21.0% increased the reserve for ULAE IBNR to a level that is reasonably close to the indicated overall needed reserve.

                                                                   Exhibit 18

================================================================================================================================
SECTION A
                       (1)             (2)             (3)             (4)                     (5)                    (6)
                      Semiannual                       Avg          Paid ALAE                  Paid
                        Accident    Paid ALAE       Paid ALAE     to Paid Loss              Legal ALAE             INDICATED
                         Periods     Method          Method          Method                  to date               ULTIMATE
                          Ending   Ult ($000)      Ult ($000)      Ult ($000)                 ($000)              LEGAL ALAE
                          ------   ----------      ----------      ----------                 ------              ----------
                          Sep-95      1,543           1,543           1,539                   1,536                  1,542
                          Mar-96      1,839           1,841           1,827                   1,823                  1,836
                  ----------------------------------------------------------------------------------------------
                          Sep-96      2,095           2,095           2,095                   2,041                  2,095
                          Mar-97      2,254           2,249           2,249                   2,146                  2,251
                          Sep-97      2,775           2,769           2,753                   2,558                  2,766
                          Mar-98      2,761           2,759           2,763                   2,421                  2,761
                  ----------------------------------------------------------------------------------------------
                          Sep-98      2,524           2,522           2,506                   2,053                  2,517
                          Mar-99      2,738           2,739           2,725                   1,961                  2,734
                          Sep-99      3,525           3,561           3,519                   2,036                  3,535
                          Mar-00      4,255           4,293           4,276                   1,819                  4,275
                  ----------------------------------------------------------------------------------------------
                          Sep-00      4,963           4,987           5,011                   1,415                  4,987
                          Mar-01      4,681           4,700           4,720                    731                   4,700
                          Sep-01      4,942           4,971           4,997                    307                   4,970
                          Mar-02      5,134           5,205           5,083                     68                   5,144

                           Total     46,029          46,234          46,065                   22,917                46,113

                       Paid ALAE     22,917          22,917          22,917                                         22,917


================================================================================================================================

  REQUIRED RESERVE                   23,112          23,317          23,147                                         23,196
  HELD RESERVE                       23,432          23,432          23,432                                         23,432
  RESERVE ADEQUACY                     320             115             285                                            237

================================================================================================================================

================================================================================================================
SECTION B
       (1)             (2)             (3)             (4)             (5)                            (6)
                                                 ================================

    Ultimate         Ultimate                       SELECTED        SELECTED                       PR REVIEW
   Legal ALAE       Projected       Projected      LEGAL ALAE       ULTIMATE                        ULTIMATE
     Counts        Utilization       Counts          COUNTS        UTILIZATION                    UTILIZATION
     ------        -----------       ------          ------        -----------                    -----------
      3,780           50.6%           3,776           3,778           50.6%                          52.2%
                                                                                                 ---------------
      3,851           51.9%           3,845           3,848           51.9%                          50.4%
---------------------------------------------------------------------------------
      4,241           54.2%           4,235           4,238           54.3%                          55.4%
      4,460           55.1%           4,453           4,456           55.2%                          56.3%
      5,120           57.2%           5,111           5,115           57.2%                          57.6%
                                                                                                 ---------------
      5,217           54.1%           5,214           5,215           54.1%                          53.4%
---------------------------------------------------------------------------------
      5,375           52.1%           5,371           5,373           52.2%                          53.9%
      5,995           56.2%           5,986           5,990           56.3%                          55.7%
      6,765           54.3%           6,756           6,760           54.4%                          55.4%
                                                                                                 ---------------
      7,606           56.2%           7,623           7,615           56.2%                          54.2%
---------------------------------------------------------------------------------
      8,771           58.2%           8,869           8,820           57.9%                          60.2%
      8,218           56.7%           8,336           8,277           56.3%                          56.9%
      8,363           56.0%           8,439           8,401           55.8%                          59.2%
      8,543           57.8%           8,769           8,656           57.1%

     86,305                          86,782          86,543           55.3%


================================================================================================================

=================================================================
SECTION C
       (1)             (2)             (3)             (4)
    Indicated       Indicated
    Ultimate         Ultimate        Earned          Earned
      Loss             Loss          Premium        Exposures
     ($000)           Counts         ($000)          ($000)
     ------           ------         ------          ------
     23,418           7,467          152,210         428,343
     22,786           7,410          157,566         436,078
-----------------------------------------------------------------
     23,477           7,808          170,529         466,125
     23,917           8,080          184,019         503,024
     27,409           8,937          206,615         559,890
     28,100           9,641          230,209         624,568
-----------------------------------------------------------------
     31,546           10,300         239,906         683,728
     32,453           10,643         239,246         735,520
     37,786           12,434         254,610         858,595
     41,692           13,556         278,198        1,000,884
-----------------------------------------------------------------
     47,627           15,227         305,199        1,153,169
     46,307           14,702         318,530        1,253,556
     48,178           15,068         345,089        1,354,756
     50,975           15,160         385,876        1,466,823

     485,671         156,433        3,467,801      11,525,059

=================================================================

=================================================================================================
SECTION D
       (1)             (2)             (3)             (4)                             (5)
       Semiannual                                                                   Projected
         Accident                    Average          Paid                           Average
          Periods    Paid Ult       Paid Ult       to Paid Ult                      Paid ALAE
           Ending   ALAE/Loss       ALAE/Loss       ALAE/Loss                       Severity
           ------   ---------       ---------       ---------                       --------
           Sep-98     8.00%           8.00%           7.94%                            469
           Mar-99     8.44%           8.44%           8.40%                            457
           Sep-99     9.33%           9.42%           9.31%                            527

           Mar-00     10.21%         10.30%          10.26%                            564
----------------------------------------------------------------------------------------------------------------
           Sep-00     10.42%         10.47%          10.52%                            565
           Mar-01     10.11%         10.15%          10.19%                            568
           Sep-01     10.26%         10.32%          10.37%                            592
           Mar-02     10.07%         10.21%           9.97%                            601

=================================================================================================

================================================================
      Section E
      (1)             (2)             (3)             (4)
   Selected        Selected        Selected
   Ultimate        Ultimate        Ultimate      Prior Review
     Legal           Legal        Legal ALAE      Legal ALAE
   ALAE/Loss        ALAE/EP        Severity        Severity
     7.98%           1.05%            469             454
     8.42%           1.14%            456             455
     9.36%           1.39%            523             568
                                                ----------------
    10.25%           1.54%            561             591
------------------------------------------------
    10.47%           1.63%            565             544
    10.15%           1.48%            568             562
    10.32%           1.44%            592             596
    10.09%           1.33%            594

================================================================

================================================================================================================================
SECTION F
                          RETROSPECTIVE COMPARISON OF INDICATED ULTIMATES



   Semiannual       Ult. Legal                                     Semiannual      Ult. Legal      Ult. Legal
    Accident         ALAE at                                        Accident         ALAE at        ALAE at
     Periods        10/31/2001                                       Periods       10/31/2001      03/31/2002       Change
     Ending           ($000)                                         Ending          ($000)          ($000)         ($000)
     ------           ------                                         ------          ------          ------         ------
                                                                      Prior          15,842         15,767           (75)
     Prior           15,842                                          Mar-99           2,666          2,734            68
     Apr-99           2,695                                          Sep-99           3,712          3,535          (177)
     Oct-99           3,915                                          Mar-00           4,273          4,275             2
     Apr-00           4,344                                          Sep-00           4,881          4,987           106
     Oct-00           4,988                                          Mar-01           4,751          4,700           (51)
     Apr-01           4,704                                          Sep-01           5,215          4,970          (245)
     Oct-01           5,317                                          Mar-02            NA            5,144            NA

      Total           41,807                                                         41,340          40,969         (372)
================================================================================================================================
====================================================================================================================================

                                               ALAE CASE BY-AGE AVERAGES
ALAE CASE RESERVE CALCULATION                  (1)         (2)            (3)        (4)             (5)         (6)         (7)
                                                         Current          Age        Age            # of       Current    Indicated
Case inflation                                 8.00%    Relativities     (mos)       Rel.          Reserves    Averages    Averages
                                              ------    ------------     -----       ----          --------    --------    --------
Number of ALAE Reserves                       37,102      1.000           1-6        0.400          17,233         306         210
$ ALAE Reserves >=  15,000                   170,040      1.719           7-18       1.055          13,274         516         553
# ALAE Reserves >=  15,000                         8      3.869           19+        2.475           6,587       1,160       1,296
                                                          -----           ---        -----           -----       -----       -----
# ALAE Reserves <   15,000                    37,094      1.767        Tot.(Avg)     1.003          37,094         533         525
Carried ALAE Case Reserves                19,936,235
Indicated Case Reserves                   19,660,874
Case Reserve Adequacy                        275,361
Indicated Case Average                           525

Present LAE Avg < 15000                          533
Selected LAE Avg < 15000                         527
                                                                                ---------------------------------------------------
                                                                                $ ALAE CASE IMPACT                      (217,657)
                                                                                $ ALAE IBNR IMPACT                        14,362
                                                                                ---------------------------------------------------
                                                                                $ ALAE TOTAL IMPACT                     (203,296)
                                                                                ---------------------------------------------------

====================================================================================================================================
===================================================================================================================================

                            ALAE CASE BY-AGE AVERAGES
ALAE CASE RESERVE CALCULATION         (8)            (9)
                                      New            Age
Case inflation                      Averages        Dollars
                                    --------        -------
Number of ALAE Reserves                210         3,622,356                       ALAE IBNR RESERVE CALCULATION
$ ALAE Reserves >=                     554         7,359,097                                                             (10)
# ALAE Reserves >=                    1,301        8,567,085
                                      -----        ---------
# ALAE Reserves <                      527        19,548,538                       Carried IBNR Loss reserves            90,013,755
Carried ALAE Case Reserves                                                         Carried IBNR ALAE reserves             3,496,175
Indicated Case Reserves                                                            Indicated IBNR ALAE reserves           3,536,527
Case Reserve Adequacy                                                              Reserve Adequacy                         (40,352)
Indicated Case Average                                                             Indicated IBNR ALAE Factor                  3.9%

Present LAE Avg < 15000                                                            Current IBNR ALAE Factor                    3.9%
Selected LAE Avg < 15000                                                           Selected IBNR ALAE Factor                   3.9%







===============================================================================================================================

                             PROGRESSIVE CORPORATION
                 CWX FEEL BAD ADJUSTING (ULAE) AS OF 03/31/2002
EXHIBIT 19

-----------------------------------------------------------------------------------------------------------------------------------

                   (1)                (2)                (3)             (4)              (5)             (6)              (7)

                                                                                        ULAE
                                                                                       Charged       Ratio of ULAE    Ratio of ULAE
    Quaterly     Adjusted                                               Total         Per ULAE        to Capped       to Uncapped
    Calendar       ULAE            Paid Loss          Paid Loss          ULAE           Count          Paid Loss        Paid Loss
    Enddates      Counts             Capped           Uncapped         Charged        (4) / (1)        (4) / (2)        (4) / (3)
    --------      ------             ------           --------         -------        ---------        ---------        ---------
     Jun-99       7,467            14,236,816        15,001,601       3,089,622          414             21.7%            20.6%
     Sep-99       8,226            15,836,481        16,742,747       3,197,987          389             20.2%            19.1%
     Dec-99       8,749            17,190,541        17,985,754       3,268,595          374             19.0%            18.2%
     Mar-00       8,786            16,627,381        17,775,641       3,466,173          395             20.8%            19.5%
-----------------------------------------------------------------------------------------------------------------------------------
     Jun-00       9,721            16,623,423        17,615,676       3,654,137          376             22.0%            20.7%
     Sep-00       9,817            17,340,405        18,133,668       3,956,445          403             22.8%            21.8%
     Dec-00       9,769            19,513,160        20,998,277       3,973,114          407             20.4%            18.9%
     Mar-01       9,407            19,077,683        20,363,781       4,596,006          489             24.1%            22.6%
-----------------------------------------------------------------------------------------------------------------------------------
     Jun-01       9,534            20,101,751        21,527,582       4,792,713          503             23.8%            22.3%
     Sep-01       9,555            19,700,105        20,902,461       5,028,207          526             25.5%            24.1%
     Dec-01       9,927            22,658,783        24,386,180       5,185,277          522             22.9%            21.3%
     Mar-02       9,240            21,249,950        22,971,464       5,624,340          609             26.5%            24.5%

                              Wtd Avg for Apr-99 thru Mar-00                             392             20.4%            19.3%
                              Wtd Avg for Apr-00 thru Mar-01                             418             22.3%            21.0%
                              Wtd Avg for Apr-01 thru Mar-02                             539             24.6%            23.0%

                              Selected @ Mar-02                                                          24.0%            22.5%
                              Selected @ Oct-01                                                          23.5%            22.0%
                              Carried ULAE Paid to Paid Ratio                                                             22.6%
                              Revised ULAE Paid to Paid Ratio                                                             22.5%

  Note:  Adjusted ULAE Counts is a weighted average of Number Recorded and Number Paid.

                     (8)              (9)             (10)               (11)                (12)            (13)           (14)
                                                                      Indicated            Carried          Reserve        # ULAE
                Loss Reserves    Incurred ULAE      % Unpaid         ULAE Reserve        ULAE Reserve      Adequacy        Reserves
                -------------    -------------      --------         ------------        ------------      --------       ---------
Capped Case      110,400,786       26,496,189          44%            11,658,323          11,822,559        164,237        37,102
IBNR Reserve      22,503,439       5,063,274           95%            4,810,110           4,376,468        (433,642)
Total            132,904,224       31,559,462                         16,468,433          16,199,028       (269,405)

                                                                 -----------------------------------------
                                      (15)            (16)               (17)                (18)
                                    Present         Indicated          Selected            $ Impact
                                   ULAE Avgs.      ULAE Avgs.         ULAE Avgs.         ULAE Reserve
                                   ----------      ----------    ---------------     ------------------
               Capped Case            319              314               315              (135,429)
               IBNR Reserve          19.4%            21.4%             21.0%              349,254
                                                                                     ---------------------
               Total                                                                       213,825
                                                                 -----------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                    TERMS AND

                                   DEFINITIONS

ACCIDENT YEAR LOSSES (number or dollar amount)

     Losses, which occur in any given 12 month period, are assigned to an accident period. Reserves, regardless of when they are changed or booked, are assigned to that same 12 month period in which the accident occurred. As a result, accident period results will change over time as our estimates of loss costs improve or deteriorate when payments are made or reserves for that accident period are reviewed.

ADJUSTMENT EXPENSE

     Expenses of investigating and settling claims. These include court costs, fees and expenses of adjusters (salaries, wages, overhead, systems), lawyers, witnesses and other expenses that can be charged to a claim. There are two types of adjustment expenses Defense and Cost Containment (DCC) and Adjusting Expenses.

ASSUME

     To accept part or all of a risk transferred by a primary insurer or another reinsurer.

BODILY INJURY

     Physical damage to one's person. The purpose of liability (casualty) insurance is to cover bodily injury to a third party resulting from the negligent or intentional acts and omissions of an insured.

CALENDAR YEAR LOSSES (number or dollar amount)

     Reserve changes and claims payments are recorded in the year the activity takes place without regard to the year in which the accident occurred.

CASE RESERVES

     Estimates of amounts required to settle losses which have already been reported by claimants but have not yet been fully paid. Case reserves represent the largest portion of the reserves for automobile products. There are two types of Case Reserves:

     1. Average Reserve: These are determined by the actuaries and are generally limited to losses estimated to be below a specified threshold. Our goal is to use the average reserve approach for as many claims as possible, since using the average reserve allows claims personnel to concentrate on adjusting efforts rather than accounting for them.

     2. Adjuster Set: Adjuster Set reserves are the claims adjuster's best estimate of how much a specific loss will cost. Only claims estimates above a specified threshold are included in financial reserves.

CATASTROPHE

     A term applied to an incident, storm or series of related incidents resulting in losses which total more than $25 million in property damage for the insurance industry and affect a significant number of property and casualty insurance policyholders and insurers.

CEDE

     To transfer a risk from an insurance company to a reinsurance company.

CLAIM

     A demand for payment of a policy benefit because of the occurrence of an insured event, such as damage, destruction, injury or death.

CLAIMANT

     One who submits a claim for an incurred loss.

CLOSED WITHOUT PAYMENT (CWP)

     A claim which was originally set up with a reserve that did not require a payment and is now closed.

CLOSURE RATE

     The number of claims closed with payment at each evaluation date divided by the ultimate number of claims to be paid in any given accident period.

COLLISION

     Physical contact of an automobile with another inanimate object resulting in damage to the insured vehicle.

COMBINED RATIO

     A combination of the underwriting expense ratio and the loss and loss adjustment expense ratios. A combined ratio less than 100% indicates an underwriting profit; one in excess of 100% indicates an underwriting loss.

COMPREHENSIVE

     Coverage in automobile insurance providing protection in the event of physical damage (other than collision) or theft of the insured vehicle. For example, fire damage to an insured vehicle would be covered under the comprehensive section of the personal automobile policy.

CREDIBILITY

     A statistical measure of the reliability of experience data, based on the size of the sample.

DEFENSE AND COST CONTAINMENT EXPENSE (DCC)

     A component of LAE, DCC expenses include defense , litigation and medical cost containment whether internal or external. DCC expenses include but are not limited to accident investigation, litigation management expenses, loss adjustment expenses for participation in voluntary and involuntary market pools if reported by accident year, cost of engaging experts, etc.

EARNED CAR YEAR

     Counts of "earned car months" are generated and converted to "earned car years." Earned car months are obtained by taking each vehicle or person insured, and multiplying by the term of the policy. Property damage coverage on one policy for 6 months = 6 car months. (We use the term "car month" even when referring to coverages that protect persons, such as bodily injury or personal injury protection, because coverage is tied to and follows the vehicle, not the person.) Property damage coverage on one policy for 12 months = one earned car year.

EARNED PREMIUM

     The portion of premium paid by an insured that has been allocated to the insurance company's loss experience, expenses and profit year to date.

EXPENSE RATIO

     Expenses associated with the cost of doing business EXCLUDING those expenses associated with losses and LAE, divided by the total earned premium.

EXPOSURE

     The basic rating unit underlying an insurance premium. The unit of exposure will vary based upon the characteristics of the insurance coverage involved. For automobile insurance, one automobile insured for a period of twelve months is a car year or one exposure. A single policy that provides coverage for three vehicles for a six month period is 1.5 car years or 1.5 exposures.

FEATURE

     The smallest divisible part of a claim. This is a loss on one coverage for one person. Often a claim will involve multiple features such as a Bodily Injury (BI) loss and another for Property Damage (PD).

FREQUENCY

     The number of claims divided by the number of exposure counts. This provides a measure of the proportion of insureds who have claims.

INCURRED BUT NOT RECORDED (IBNR)

     These are estimates, during any given reporting period, of amounts that will be needed to settle losses which have already occurred but have not been reported by the claimant.

INCURRED LOSSES

     Those losses which have been recorded and have either been paid or have had reserves established.

LOSS ADJUSTMENT EXPENSES (LAE)

     Costs involved in an insurance company's adjustment of losses. LAE=Defense and Cost Containment + Allocated Loss Adjustment Expenses

LOSS RATIO (CALENDAR YEAR LOSS RATIO)

     (Paid Losses + Paid LAE + Change in Case Reserves + Change in IBNR Reserves + Change in LAE Reserves) divided by Earned Premium.

NET LOSS RESERVES

     "Net" indicates that we have deducted the expected reinsurance recoverable from the sum of case and IBNR reserves.

PERSONAL INJURY PROTECTION (PIP)

     Coverage to pay basic expenses for an insured and his or her family in states with no fault automobile insurance. No fault laws generally require drivers to carry both liability insurance and personal injury protection
     (PIP) coverage to pay for basic needs of the insured, such as medical expenses, in the event of an accident.

POLICY YEAR LOSSES (NUMBER OR DOLLAR AMOUNT)

     Losses, whenever paid or reserved, are assigned to the effective date of the policy which covers the claim. We also collect rate revision period losses which is a special case of the policy period. For rate revision periods, the losses are assigned according to the policy effective date, but policies written between subsequent rate revisions are grouped together. Because rate revisions are not always completed on an annual basis, the rate revision periods may be longer or shorter than one year.

PURE PREMIUM

     Loss dollars divided by the total exposure count. Pure premium is also equal to frequency times severity. This provides the loss dollar component of the premium per exposure count.

RECORD YEAR LOSSES (NUMBER AND DOLLAR AMOUNT)

     Loss activity, whenever paid or reserved, is assigned to the year the claim is recorded by the company.

RELATIVITY

     The magnitude by which a measure of a subset of data differs (expressed as a quotient) from the same measure for the entire set of data. For example, if the countrywide average paid BI claim was $4,500 and Florida's average BI claim was $5,200, then Florida's paid BI claim relativity would be 1.156.

REOPENED CLAIM

     A claim that was closed (with or without payment) but reopened again at a later date due to the discovery of additional information. We reserve for future reopened claims as IBNR.

RESERVES

     Actuarial estimates of our ultimate liability for losses and loss adjustment expenses which have occurred prior to the end of any given accounting period, but have not yet been paid by the Company. These estimates are influenced by many difficult to quantify variables, such as trend/inflation on automobile costs, changes in claims practices, etc.

SALVAGE

     This reserve is the amount of future recoveries we expect to collect for damaged property previously owned by the insured for which all legal rights have been assigned to the insurance company. Treated as IBNR, salvage is a bulk reserve because there is no feature open.

SEGMENT

     A given combination of states, products, and coverage's with reasonably similar loss characteristics grouped together when assessing reserve adequacy to maximize the data set's credibility.

SELECTED

     The dollar value of the reserve increase or decrease selected by the actuarial staff upon completion of segment review.

SEVERITY

     Loss dollars divided by number of claims. This indicates the dollar amount of the average claim.

SUBROGATION

     Gives an insurer the right to take legal action against a third party responsible for a loss to an insured for which a claim has been paid.

THRESHOLD

     The point at which the dollar value of a claim is large enough to justify having the adjuster set the reserve on the claim, versus an average reserve balance being assigned by the system.

TREND FACTOR

     The purpose of a trend factor is to restate losses from some historic period to levels appropriate in a future period. This is similar to an inflation adjustment. If the trend estimate exceeds the actual trend, we could be over-reserved and will understate earnings in the current period. If the trend estimate is less than the actual trend, risks may be under-reserved and we will overstate earnings in the current period. There are two different trend factors reported and used by Progressive, severity and frequency; the product of which produce a pure premium trend.

ULTIMATE

     The final or farthest possible extent of the analysis. The projected final value of a quantity (e.g. loss, severity, frequency) once development has concluded.

UNEARNED PREMIUM RESERVE

     Written Premium-Earned Premium: That portion of the written premium that has not been exposed to loss and has not been brought into income. These are funds that have been received from the policyholder but for which services have not yet been provided.

                                                             APPENDIX A

                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

                           (SUPPLEMENTAL INFORMATION)

                             (MILLIONS) (UNAUDITED)


                                                            THREE MONTHS ENDED
                                                                  MARCH 31,
                                                       2002          2001         CHANGE
                                                     --------      --------      ---------

NET PREMIUMS WRITTEN(1)
                     Personal Lines-- Agent          $1,340.2      $1,075.4            25%
                     Personal Lines-- Direct(1)         585.1         463.9            26%
                                                     --------      --------
                           TOTAL PERSONAL
                           LINES(1)                   1,925.3       1,539.3            25%
                     Other Lines                        261.5         163.5            60%
                                                     --------      --------
                           COMPANYWIDE(1)            $2,186.8      $1,702.8            28%
                                                     ========      ========
NET PREMIUMS EARNED
                     Personal Lines-- Agent          $1,241.5      $1,132.5            10%
                     Personal Lines-- Direct            517.0         398.4            30%
                                                     --------      --------
                           TOTAL PERSONAL LINES       1,758.5       1,530.9            15%
                     Other Lines                        209.0         143.0            46%
                                                     --------      --------
                           COMPANYWIDE               $1,967.5      $1,673.9            18%
                                                     ========      ========
PERSONAL LINES-- AGENT CR
          Loss & loss adjustment expense ratio           70.4          77.6       7.2 pts.
          Underwriting expense ratio                     20.4          18.9      (1.5) pts.
                                                     --------      --------
                                                         90.8          96.5       5.7 pts.
                                                     ========      ========
PERSONAL LINES-- DIRECT CR
          Loss & loss adjustment expense ratio           67.2          74.5       7.3 pts.
          Underwriting expense ratio                     23.5          26.7       3.2 pts.
                                                     --------      --------
                                                         90.7         101.2      10.5 pts.
                                                     ========      ========
PERSONAL LINES-- TOTAL CR
          Loss & loss adjustment expense ratio           69.5          76.8       7.3 pts.
          Underwriting expense ratio                     21.3          20.9       (.4) pts.
                                                     --------      --------
                                                         90.8          97.7       6.9 pts.
                                                     ========      ========
OTHER LINES-- CR
          Loss & loss adjustment expense ratio           65.0          69.9       4.9 pts.
          Underwriting expense ratio                     23.3          22.7       (.6) pts.
                                                     --------      --------
                                                         88.3          92.6       4.3 pts.
                                                     ========      ========
COMPANYWIDE GAAP CR
          Loss & loss adjustment expense ratio           69.0          76.2       7.2 pts.
          Underwriting expense ratio                     21.5          21.1       (.4) pts.
                                                     --------      --------
                                                         90.5          97.3       6.8 pts.
                                                     ========      ========

  COMPANYWIDE ACCIDENT YEAR
          Loss & loss adjustment expense ratio          69.2           76.7     7.5 pts.
                                                     ========      ========

  ACTUARIAL ADJUSTMENTS-Favorable/(Unfavorable)
          Prior accident years                       $  13.9
          Current accident year                           .2              *
                                                     --------      --------
              CALENDAR YEAR ACTUARIAL ADJUSTMENT     $  14.1
                                                     ========      ========

 PRIOR ACCIDENT YEARS DEVELOPMENT-
 Favorable/(Unfavorable)
          Actuarial adjustment                       $  13.9
          All other development                        (10.8)             *
                                                     --------      --------
              TOTAL DEVELOPMENT                      $   3.1       $    8.9          NM
                                                     ========      ========
 COMPANYWIDE STATUTORY CR
          Loss & loss adjustment expense ratio          69.0           76.4     7.4 pts.
          Underwriting expense ratio                    20.3           20.3      -- pts.
                                                     --------      --------
                                                        89.3           96.7     7.4 pts.
                                                     ========      ========


                                             MARCH 2002           MARCH 2001          CHANGE
                                             ----------           ----------          ------
    AUTO POLICIES IN FORCE (IN THOUSANDS)
                 Agent                          2,932               2,805                5%
                 Direct                         1,302               1,100               18%
                                                -----               -----
                        TOTAL                   4,234               3,905                8%
                                                =====               =====

(1) Excluding the effect of the commutation of the reinsurance agreement in 2001, net premiums written grew 37% for Direct, 28% for Total Personal Lines and 31% Companywide.

* Prior and current accident year actuarial adjustments for 2001 are not provided.